UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __ )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Microsoft Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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2008 Proxy Statement

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Microsoft Corporation will be held at the

MEYDENBAUER CENTER

11100 NE 6th Street

Bellevue, Washington 98004

on November 19, 2008, at 8:00 A.M.

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help Microsoft reduce postage and proxy tabulation costs.

Or, if you prefer, you can vote by mail by returning the enclosed proxy card in the addressed, prepaid envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET

http://www.voteproxy.com

24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Go to the following website:

http://www.voteproxy.com

Have your proxy card in hand and follow the instructions. You can also register to receive all future shareholder communications electronically, instead of in print. This means that the annual report, Proxy Statement, and other correspondence will be delivered to you electronically via e-mail.

VOTE BY TELEPHONE

1-888-444-0050 via touch tone phone

toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Call toll-free 1-888-444-0050.

Have your proxy card in hand and follow the instructions.

2008 Proxy Statement

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Microsoft Corporation will be held at the

MEYDENBAUER CENTER

11100 NE 6th Street

Bellevue, Washington 98004

on November 19, 2008, at 8:00 A.M.

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed Voting Instruction Form at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help Microsoft reduce postage and proxy tabulation costs.

Or, if you prefer, you can vote by mail by returning the enclosed Vote Instruction Form in the addressed, prepaid envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET

http://www.proxyvote.com/

24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Go to the following website:

http://www.proxyvote.com/

Have your Voting Instruction Form in hand and follow the instructions. You can also register to receive all future shareholder communications electronically, instead of in print. This means that the annual report and Proxy Statement will be delivered to you electronically via e-mail.

VOTE BY TELEPHONE

1-800-454-8683 via touch tone phone

toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Call the toll-free 800 number provided on your Voting Instruction Form or 1-800-454-8683.

Have your Voting Instruction Form in hand and follow the instructions.

2008 PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Microsoft Corporation will be held at the

MEYDENBAUER CENTER

11100 NE 6th Street

Bellevue, Washington 98004

on November 19, 2008, at 8:00 A.M.

PARKING FACILITY AND DRIVING DIRECTIONS

DRIVING DIRECTIONS	PARKING

•      From Seattle via SR-520:

•      Take SR-520 east to I-405 south.

•      Take Exit 13A west to NE 4th Street westbound.

•      Turn right onto 112th Ave NE.

•      Turn left onto NE 6th Street to Meydenbauer Center’s parking garage on the right.

Due to limited parking availability, we encourage you to explore Metro Transit’s commuter services. The Bellevue Transit Center is conveniently located less than a block from Meydenbauer Center.

Parking validation for the Meydenbauer Center garage will be available at the meeting.

•      From Seattle via I-90:

•      Take I-90 east to I-405 north.

•      Take Exit 13A west to NE 4th Street westbound.

•      Turn right onto 112th Avenue NE.

•      Turn left onto NE 6th Street to Meydenbauer Center’s parking garage on right.

September 29, 2008

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Microsoft Corporation, which will be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington 98004, on November 19, 2008, at 8:00 a.m. Doors open at 7:00 a.m. and a product fair will also open at that time. Driving directions to the Meydenbauer Center can be found on the inside front cover of this document. Parking will be validated only for the Meydenbauer Center garage. Please note that parking is limited, so plan ahead if you are driving to the meeting.

The attached Notice of Annual Meeting and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

As he announced earlier this year, Jon Shirley is retiring from the Board of Directors and will not be standing for re-election. Jon has helped lead the Company for 25 years through his service as President and Chief Operating Officer from 1983 to 1990, and as a director since 1983. We want to express our sincere appreciation to Jon for his many valuable contributions to the success of the Company; we wish him the very best for the future.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

We will provide live coverage of the Annual Meeting from the Microsoft Investor Relations Web site at www.microsoft.com/msft. In addition, the transcript along with video and audio of the entire Annual Meeting of Shareholders will be available on the Investor Relations Web site after the meeting. We hope this will allow those of you who are unable to attend the meeting to hear Microsoft executives discuss the year’s results.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Microsoft. I look forward to greeting as many of our shareholders as possible.

Sincerely,

Steven A. Ballmer

Chief Executive Officer

The use of cameras at the Annual Meeting is prohibited and they will not be allowed into the meeting or any other related areas, except by credentialed media. We realize that many cellular phones have built-in digital cameras; while these phones may be brought into the venue, the camera function may not be used at any time.

2008 PROXY STATEMENT

MICROSOFT CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

November 19, 2008

To the Shareholders:

The Annual Meeting of the Shareholders of Microsoft Corporation will be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington 98004, on November 19, 2008, at 8:00 a.m. for the following purposes:

1.	To elect nine directors from among the nominees described in this Proxy Statement.
2.	To approve material terms of the performance criteria under the Executive Officer Incentive Plan.
3.	To approve amendments to the 1999 Stock Option Plan for Non-Employee Directors.
4.	To ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2009.
5.	To consider three shareholder proposals described in the accompanying Proxy Statement, if properly presented at the Annual Meeting.
6.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on September 5, 2008 are entitled to notice of, and to vote at, this meeting.

By order of the Board of Directors

Bradford L. Smith

Secretary

Redmond, Washington

September 29, 2008

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, via the Internet, or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on November 19, 1008. Our Proxy Statement and Annual Report to Shareholders are available at www.microsoft.com/msft/reports/default.mspx.

2008 PROXY STATEMENT

MICROSOFT CORPORATION

ONE MICROSOFT WAY

REDMOND, WASHINGTON 98052

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 19, 2008

This Proxy Statement was first mailed to shareholders on or about October 3, 2008. It is furnished in connection with the solicitation of proxies by the Board of Directors of Microsoft Corporation, to be voted at the Annual Meeting of Shareholders for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held at 8:00 a.m. on November 19, 2008 at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington 98004. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by mail, Internet, telephone, or in person at the Annual Meeting, another proxy dated as of a later date. Microsoft will pay the cost of solicitation of proxies.

Shareholders of record at the close of business on September 5, 2008 will be entitled to vote at the meeting on the basis of one vote for each share held. On September 5, 2008, there were 9,055,478,726 shares of common stock outstanding, held of record by 145,633 shareholders.

PROPOSAL 1

ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

The Company’s Board of Directors currently consists of ten members. Jon A. Shirley is retiring from the Board effective as of the date of the Annual Meeting. In connection with Mr. Shirley’s retirement, the Board has authorized a reduction in the size of the Board to nine members effective as of November 19, 2008, as permitted by the Bylaws of Microsoft Corporation (“Bylaws”).

Nine directors are to be elected at the Annual Meeting to hold office until the next annual meeting of shareholders, and until their respective successors are elected and qualified. If, for any reason, the directors are not elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by the Bylaws. The accompanying proxy will be voted in favor of the nominees named below to serve as directors unless the shareholder indicates to the contrary on the proxy. All of the nominees are current directors.

The Board of Directors expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee to be designated by the Board of Directors.

MAJORITY VOTE STANDARD FOR DIRECTOR ELECTIONS

Microsoft’s Bylaws require that in an uncontested election each director will be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. A share whose ballot is marked as withheld, which is otherwise present at the meeting but for which there is an abstention, or to which a shareholder gives no authority or direction shall not be considered a vote cast. In a contested election, the directors will be elected by the vote of a plurality of the votes cast.

As provided in Section 2.2 of our Bylaws, a contested election is one in which:

•

as of the last day for giving notice of a shareholder nominee, a shareholder has nominated a candidate for director according to the requirements of our bylaws (assuming on that day there is a candidate nominated by the board of directors for each of the director positions to be voted on at the meeting), and

•	as of the date that notice of the meeting is given, the Board of Directors considers that a shareholder candidacy has created a bona fide election contest.

In an uncontested election, a nominee who does not receive a majority vote will not be elected. Except as explained in the next paragraph, an incumbent director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which an inspector determines the voting results as to that director; (b) the date on which the Board of Directors appoints an individual to fill the office held by that director; or (c) the date of the director’s resignation.

1 / MSFT	2008 PROXY STATEMENT

The Board of Directors may fill any vacancy resulting from the non-election of a director as provided in our Bylaws. The Governance and Nominating Committee will consider promptly whether to fill the office of a nominee who fails to receive a majority vote and make a recommendation to the Board of Directors about filling the office. The Board of Directors will act on the Governance and Nominating Committee’s recommendation and within ninety (90) days after the certification of the shareholder vote will disclose publicly its decision. Except as provided in the next sentence, no director who fails to receive a majority vote for election will participate in the Governance and Nominating Committee recommendation or Board decision about filling his or her office. If no director receives a majority vote in an uncontested election, then the incumbent directors (a) will nominate a slate of directors and hold a special meeting for the purpose of electing those nominees as soon as practicable, and (b) may in the interim fill one or more offices with the same director(s) who will continue in office until their successors are elected.

For additional information, the complete Bylaws are available on our Web site at http://www.microsoft.com/ about/companyinformation/corporategovernance/default.mspx.

Our Board recommends a vote FOR the election to the Board of each of the following nominees:

NOMINEES

William H. Gates III, 52, a co-founder of Microsoft, has served as Chairman since our incorporation in 1981. Mr. Gates retired as an employee effective July 1, 2008, but will continue to serve as Chairman and an advisor on key development projects. Mr. Gates served as Chief Software Architect from January 2000 until June 2006, when he announced his two-year plan for transition out of a day-to-day full-time employee role. Mr. Gates served as our Chief Executive Officer from 1981 until January 2000, when he resigned as Chief Executive Officer and assumed the position of Chief Software Architect. Mr. Gates is also a director of Berkshire Hathaway Inc.

Steven A. Ballmer, 52, has been a director since 2000. Mr. Ballmer has headed several Microsoft divisions during the past 28 years, including operations, operating systems development, and sales and support. In July 1998, he was promoted to President, a role that gave him day-to-day responsibility for running Microsoft. He was named Microsoft’s Chief Executive Officer in January 2000, assuming full management responsibility.

James I. Cash, Jr., Ph.D., 60, has been a director since 2001. Dr. Cash is Emeritus James E. Robison Professor of Business Administration at Harvard Business School, where he served as Senior Associate Dean and Chairman of HBS Publishing. Dr. Cash is also a member of the board of directors of The Chubb Corporation, General Electric Company, Phase Forward Incorporated, and Wal-Mart Stores, Inc.

Dina Dublon, 55, has been a director since 2005. From December 1998 until her retirement in September 2004, Ms. Dublon served as Executive Vice President and Chief Financial Officer of JPMorgan Chase. Ms. Dublon joined Chemical Bank’s capital markets group as a trainee on the trading floor in 1981. Prior to joining Chemical Bank, Ms. Dublon worked for the Harvard Business School and Bank Hapoalim in Israel. Ms. Dublon is also a member of the board of directors of Accenture Ltd. and PepsiCo, Inc.

Raymond V. Gilmartin, 67, has been a director since 2001. Mr. Gilmartin served as the Chairman of the Board, President, and Chief Executive Officer of Merck & Co., Inc. from 1994 to May 2005, when he relinquished those titles as part of the succession planning process leading up to his planned retirement in April 2006. In the interim, he served as Special Advisor to the Executive Committee of the Merck board of directors. Prior to joining Merck, Mr. Gilmartin was Chairman, President, and Chief Executive Officer of Becton Dickinson and Company. He joined that company in 1976 as Vice President, Corporate Planning, taking on positions of increasing responsibility over the next 18 years. In July 2006, Mr. Gilmartin joined the faculty of Harvard Business School as Professor of Management Practice teaching in the MBA program. Mr. Gilmartin also serves on the board of directors of General Mills, Inc.

Reed Hastings, 47, has been a director since March 2007. Mr. Hastings co-founded Netflix, Inc., in 1997 and has served as Chairman of the Board from its inception. Mr. Hastings was named Chief Executive Officer of Netflix, Inc., in September 1998. Prior to Netflix, from 1991 to 1997 Mr. Hastings was founder, Chief Executive Officer, and Chairman of Pure Software.

2 / MSFT	2008 PROXY STATEMENT

David F. Marquardt, 59, has served as a director since 1981. Mr. Marquardt is a founding general partner of August Capital, a venture capital firm formed in 1995, and has been a general partner of various Technology Venture Investors entities, which are private venture capital limited partnerships, since August 1980. He is a director of Seagate Technology, Inc., and various privately-held companies.

Charles H. Noski, 56, has served as a director since 2003. From December 2003 to March 2005, Mr. Noski served as Corporate Vice President and Chief Financial Officer of Northrop Grumman Corporation and served as a director from November 2002 to May 2005. Mr. Noski joined AT&T in 1999 as Senior Executive Vice President and Chief Financial Officer and was named Vice Chairman of AT&T’s board of directors in 2002. Mr. Noski retired from AT&T upon the completion of its restructuring in November 2002. Prior to joining AT&T, Mr. Noski was President, Chief Operating Officer, and a member of the board of directors of Hughes Electronics Corporation, a publicly traded subsidiary of General Motors Corporation in the satellite and wireless communications business. He is a member of the American Institute of Certified Public Accountants, Financial Executives International, and the Standing Advisory Group of the Public Company Accounting Oversight Board, and is a past member of the Financial Accounting Standards Advisory Council. Mr. Noski is also a director of Air Products and Chemicals, Inc., Automatic Data Processing, Inc., and Morgan Stanley.

Dr. Helmut Panke, 62, has served as a director since 2003. Dr. Panke served as Chairman of the Board of Management of BMW Bayerische Motoren Werke AG from May 2002 through August 2006. From 1999 to 2002, he served as Member of the Board of Management for Finance. From 1996 to 1999, Dr. Panke was Member of the Board of Management for Human Resources and Information Technology. In his role as Chairman and Chief Executive Officer of BMW (US) Holding Corp. from 1993 to 1996, he was responsible for the company’s North American activities. He joined BMW in 1982. Dr. Panke is also a director of UBS AG and is a member of the supervisory board of Bayer AG.

NOMINATION OF DIRECTORS

The Governance and Nominating Committee annually reviews with the Board of Directors the applicable skills and characteristics required of Board nominees, considering current Board composition and Company circumstances. In making its recommendations to the Board, the Governance and Nominating Committee considers, among other things, the qualifications of individual director candidates. The Committee retains any search firms and approves payment of their fees. The Governance and Nominating Committee works with the Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience in business, education, and public service. Characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large publicly traded company in today’s business environment; understanding of our business and technology; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. In determining whether to recommend a director for re-election, the Governance and Nominating Committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board, and the results of the most recent Board self-evaluation. Shareholders have previously elected each of the directors submitted at the 2008 annual meeting.

The Governance and Nominating Committee will consider shareholder recommendations for candidates for the Board. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating shareholder’s ownership of Company stock should be sent to the attention of our General Counsel. If you wish to formally nominate a candidate you must follow the procedures described in Sections 1.3, 1.13 and 1.14 of our Bylaws.

3 / MSFT	2008 PROXY STATEMENT

DIRECTOR INDEPENDENCE

Our Board of Directors has adopted director independence guidelines to assist in determining each director’s independence. These guidelines are available on our Web site at http://www.microsoft.com/about/ companyinformation/corporategovernance/default.mspx. The guidelines include, and either meet or exceed, the independence requirements of the NASDAQ listing standards. The guidelines identify categories of relationships that the Board has determined would not affect a director’s independence, and therefore are not considered by the Board in determining director independence.

Under the director independence guidelines, the Board must affirmatively determine that a director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To facilitate this determination, annually each director completes a questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Governance and Nominating Committee and Board with relevant facts and circumstances of any relationship bearing on independence of a director or nominee that are outside the categories permitted under the director independence guidelines.

Based on the review and recommendation by the Governance and Nominating Committee, the Board of Directors analyzed the independence of each director and determined that the following directors meet the standards of independence under our Corporate Governance Guidelines, director independence guidelines, and applicable NASDAQ Stock Market (“NASDAQ”) listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment: Messrs. Cash, Gilmartin, Hastings, Marquardt, Noski, Panke, and Shirley, and Ms. Dublon. The Board considered that certain board members have in the past and may in the future invest in investment funds of which Mr. Marquardt is a general partner or that are managed directly or indirectly by the firm of which Mr. Marquardt is a partner.

CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

Microsoft’s Board of Directors is committed to maintaining strong corporate governance principles and practices. The Board periodically reviews evolving legal, regulatory, and best practice developments to determine those that will best serve the interests of our shareholders, and adopts policies designed to strengthen our corporate governance framework. Microsoft’s corporate governance guidelines were most recently updated in August 2007. Highlights of Microsoft’s corporate governance framework include:

Board Independence

•

A majority of Microsoft’s board members are independent of the company and its management, and we are committed to maintaining a substantial majority of independent directors. Currently, our board has 10 directors, eight of whom are independent.

•	The independent directors meet regularly in executive session at least quarterly each fiscal year.
•

Microsoft implemented a policy for Compensation Consultant Independence, which provides that the Compensation Committee will use a consultant who is independent and devoid of other significant business relationships with management and Microsoft.

CEO, Chairman and Lead Independent Director

•	Since 2000, the roles of Chairman and Chief Executive Officer have been held separately. Mr. Gates serves as Chairman and Mr. Ballmer serves as Chief Executive Officer.
•	Since 2004, Mr. Gilmartin, an independent director, has served as Lead Independent Director, as chair of the Governance and Nominating Committee.

Board Committees

•	The Audit, Compensation, Governance and Nominating, Finance, and Antitrust Compliance Committees are comprised solely of independent directors.
•	The Board has determined that all three members of the Audit Committee are “audit committee financial experts” as defined by Securities and Exchange Commission (“SEC”) rules.

4 / MSFT	2008 PROXY STATEMENT

Shareholder Authority

•

Microsoft has a majority vote standard for director elections. In an uncontested election, directors will be elected by the vote of the majority of votes cast. In a contested election, directors will be elected by the vote of a plurality of votes cast.

•	Microsoft does not have a classified board; directors are elected annually.
•	Microsoft has a confidential voting policy to protect our shareholders’ voting privacy.

Compensation

•

Microsoft has an executive compensation recovery policy under which the Company may recover incentive income that was based on achievement of quantitative performance targets if an executive officer engaged in intentional misconduct that resulted in an increase in his or her incentive income.

Stock Ownership

•

The Board adopted a formal stock ownership policy for directors, and stock ownership and holding requirements for Microsoft executive officers. The policies were established to promote a long-term perspective in managing the enterprise, and to align shareholder, executive and director interests.

MICROSOFT CORPORATE GOVERNANCE WEBSITE

If you would like additional information about Microsoft’s corporate governance practices, you may view the following documents at http://www.microsoft.com/about/companyinformation/corporategovernance/default.mspx:

•	Corporate Governance Guidelines
•	Audit Committee Charter and Responsibilities Calendar
•	Compensation Committee Charter
•	Governance and Nominating Committee Charter
•	Finance Committee Charter
•	Antitrust Compliance Committee Charter and Responsibilities Checklist
•	Amended and Restated Articles of Incorporation
•	Bylaws of Microsoft Corporation
•	Director Independence Guidelines
•	Stock Ownership and Holding Requirements for Microsoft Executives
•	Microsoft Finance Code of Professional Conduct
•	Microsoft Standards of Business Conduct

We will provide any of the foregoing information without charge upon written request to the Corporate Secretary at Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399.

CORPORATE GOVERNANCE GUIDELINES AND COMMITTEE CHARTERS

The Corporate Governance Guidelines and the charters of the five committees of the Board of Directors describe our corporate governance practices. The Corporate Governance Guidelines and charters are intended to ensure that our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions that are independent of management. The Corporate Governance Guidelines also are intended to align the interests of directors and management with those of our shareholders. The Corporate Governance Guidelines establish the practices the Board follows with respect to board composition and selection, board meetings and involvement of senior management, chief executive officer performance evaluation, succession planning, board committees, and director compensation. The Board annually conducts a self-evaluation to assess compliance with the Corporate Governance Guidelines and identify opportunities to improve Board performance.

The Corporate Governance Guidelines and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. The Corporate Governance Guidelines comply with requirements contained in the NASDAQ listing standards and otherwise enhance our corporate governance policies.

5 / MSFT	2008 PROXY STATEMENT

MEETINGS AND MEETING ATTENDANCE

Our Board of Directors holds regularly scheduled quarterly meetings. Typically, committee meetings occur the day prior to the Board meeting. One quarter each year, the Committee and Board meetings occur on a single day so that the evening and following day can be devoted to presentations and discussions with senior management about Microsoft’s long-term strategy as part of the Board’s annual retreat. In addition to the quarterly meetings, typically there are two other regularly scheduled meetings and several special meetings each year. At each quarterly Board meeting, time is set aside for the independent directors to meet without management present. Our Board met eleven times during fiscal year 2008.

All incumbent directors attended 75% or more of the Board meetings and meetings of the committees on which they served during the last fiscal year. Directors are encouraged to attend the Annual Meeting of Shareholders. Eight directors attended the 2007 Annual Meeting.

LEAD INDEPENDENT DIRECTOR

The Chair of our Governance and Nominating Committee serves as the lead independent director. The lead independent director is responsible for coordinating the activities of the independent directors, coordinating with the Chief Executive Officer to set the agenda for Board meetings, chairing meetings of the independent directors, and leading the Board’s review of the Chief Executive Officer. See “Shareholder Communication with Directors” below on page 11 for information on how to communicate with the lead independent director.

6 / MSFT	2008 PROXY STATEMENT

BOARD COMMITTEES

Our Board has five committees: an Audit Committee, a Compensation Committee, a Governance and Nominating Committee, a Finance Committee, and an Antitrust Compliance Committee. Each committee has a written charter. The table below provides current membership and fiscal year 2008 meeting information for each of the Board committees. Committee memberships changed during the fiscal year. In March 2008, Dina Dublon stepped down from the Finance Committee.

Name	Audit		Compensation		Finance		Governance & Nominating		Antitrust Compliance
Mr. Gates
Mr. Ballmer
Dr. Cash	X		X						X	*
Ms. Dublon	X		X	*	X
Mr. Gilmartin							X	*	X
Mr. Hastings					X
Mr. Marquardt					X		X
Mr. Noski	X	*			X
Dr. Panke			X						X
Mr. Shirley					X	*

Total meetings in fiscal year 2008	13		6		4		4		2

*	Committee Chairperson

Below is a description of each committee of our Board of Directors. Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.

Audit Committee.    The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of our accounting, auditing, and reporting practices. The Audit Committee’s role includes:

•	overseeing the work of our internal accounting function and internal control over financial reporting,
•	overseeing internal auditing processes,
•	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks, and
•	reviewing compliance with significant applicable legal, ethical, and regulatory requirements.

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to prepare or issue audit reports on our financial statements and internal control over financial reporting. The Audit Committee relies on the expertise and knowledge of management, the internal auditors, and the independent auditor in carrying out its oversight responsibilities. The Audit Committee Responsibilities Calendar accompanying the Audit Committee Charter describes the Committee’s specific responsibilities. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. In addition, the Board has determined that James I. Cash, Jr., Dina Dublon, and Charles H. Noski are “audit committee financial experts” as defined by Securities and Exchange Commission (“SEC”) rules.

Compensation Committee.    The primary responsibilities of the Compensation Committee are to:

•	assist the Board in establishing the annual goals and objectives of the Chief Executive Officer,
•	recommend to the independent members of the Board the compensation of the Chief Executive Officer,
•	oversee an evaluation of the performance of the Company’s other executive officers and approve their compensation,
•	oversee and advise the Board on the adoption of policies that govern executive officer compensation programs and other compensation-related polices,
•	oversee plans for executive officer development and succession,

7 / MSFT	2008 PROXY STATEMENT

•	oversee administration of our equity-based compensation and other benefit plans, and
•	approve and authorize grants of equity compensation awards under our stock plan.

The Compensation Committee annually reviews the compensation paid to non-employee directors, and makes recommendations to the Board for any adjustments. The Committee may delegate the authority to make equity compensation grants. The delegation does not cover grants made to executive officers.

Our Senior Vice President, Human Resources and General Manager of Compensation, Benefits, and Performance Management support the Committee in its work. In January 2008, the Committee retained Dan Marcus, Managing Principal, Semler Brossy Consulting Group LLC to advise the Committee on marketplace trends in executive compensation, management proposals for compensation programs, and determination of named executive officer compensation. Mr. Marcus also consulted with the Committee about its recommendations to the Board on director compensation. Mr. Marcus is directly accountable to the Committee. To maintain the independence of the firm’s advice, Semler Brossy does not provide any other services for Microsoft. In June 2007, the Committee adopted a policy about compensation consultant independence that is included as Section 16 of our Corporate Governance Guidelines. This policy requires that the Committee’s compensation consultant be independent as assessed by the Committee annually. A consultant satisfying the following requirements will be considered independent.

The consultant and their firm or other organization employing the consultant:

•	is retained and terminated by the Committee, and reports solely to the Committee.
•	is independent of the Company,
•	will not perform any work for Company management except at the request of the Committee chair and in the capacity of the Compensation Committee’s agent, and
•	should not provide any unrelated services or products to the Company, its affiliates or management, except for surveys purchased from the consultant’s firm or organization employing the consultant.

The Committee must approve any other services performed by the consultant. The Compensation Committee annually performs an assessment of its consultant’s independence. In performing the assessment, the Committee considers the nature and amount of work performed for the Committee during the year, the nature of any unrelated services performed for the Company, and the amount of fees paid for those services in relation to the firm’s total revenues. The consultant annually prepares for the Committee an independence letter providing appropriate assurances and confirmation of the consultant’s independent status pursuant to the policy. The Committee believes that Mr. Marcus has been independent during his service for the Committee. Before January 2008, the Committee’s advisor was Mike Halloran, Worldwide Partner, Mercer. The Committee believes that Mr. Halloran was independent during his service for the Committee.

The Compensation Committee Charter describes the specific responsibilities and functions of the Compensation Committee. See “Process for Determining Named Executive Officer Compensation” below on page 13 for more information about the Committee’s work.

Governance and Nominating Committee.    The principal responsibilities of the Governance and Nominating Committee are to:

•	determine the slate of director nominees for election to our Board of Directors,
•	identify and recommend candidates to fill vacancies occurring between annual shareholder meetings,
•	review the composition of Board committees,
•	monitor compliance with, review, and recommend changes to the Corporate Governance Guidelines, and
•	review our policies and programs that relate to matters of corporate responsibility, including public issues of significance to us and our stakeholders.

In addition, the Chair of the Governance and Nominating Committee acts as the lead independent director and is responsible for leading the Board of Directors’ annual performance review of our Chief Executive Officer. The Governance and Nominating Committee regularly reviews the charters of Board committees and, after consultation with the respective committee chairs, makes recommendations, if necessary, about changes to the charters. The Governance and Nominating Committee Charter describes the specific responsibilities and functions of the Governance and Nominating Committee.

8 / MSFT	2008 PROXY STATEMENT

Finance Committee.    The Finance Committee is responsible for overseeing and making recommendations to the Board about our financial affairs and policies including:

•	policies relating to our cash flow, cash management, and working capital, shareholder dividends and distributions, share repurchases, and investments,
•	financial strategies,
•	policies for managing financial risk
•	tax planning and compliance, and
•	proposed mergers, acquisitions, divestitures, and strategic investments.

The Finance Committee’s role includes designating officers and employees who can execute documents and act on our behalf in the ordinary course of business under previously approved banking, borrowing, and other financing agreements. The Finance Committee Charter describes the specific responsibilities and functions of the Finance Committee.

Antitrust Compliance Committee.    The Antitrust Compliance Committee oversees the performance of the Compliance Officer, who is charged under the Final Judgment entered by the District Court for the District of Columbia in State of New York et al. v. Microsoft Corp., No. 98-1232 (the “Final Judgment”) with developing and supervising Microsoft’s internal programs and processes to ensure compliance with antitrust laws and the Final Judgment. The Compliance Officer reports directly to the Antitrust Compliance Committee and our Chief Executive Officer, and may be removed by our Chief Executive Officer only with the concurrence of the Committee. The Antitrust Compliance Committee Responsibilities Checklist attached to the Antitrust Compliance Committee Charter describes the Committee’s specific responsibilities in carrying out its oversight role. The Compliance Officer is required to maintain a record of complaints received and actions taken and to report credible evidence of violations of the Final Judgment to the Final Judgment plaintiffs. The Antitrust Compliance Committee receives regular reports from the Compliance Officer about existing and planned internal compliance programs and processes, complaints received and our response to them, and violations reported to the Final Judgment plaintiffs. In addition, the Antitrust Compliance Committee receives reports from the General Counsel and from other members of management about compliance with the Final Judgment and about other issues that may arise concerning our compliance with antitrust and competition laws. The Antitrust Compliance Committee can authorize further inquiries into matters reported to it for the purpose of ensuring the adequacy of our processes and programs for fulfilling its obligations under the Final Judgment and antitrust laws. The Antitrust Compliance Committee provides guidance to the Compliance Officer and to management and reports regularly to the Board of Directors.

DIRECTOR COMPENSATION

During fiscal year 2008 Messrs. Gates and Ballmer received no compensation for serving as directors, except that they, like all directors, are eligible to be reimbursed for any expenses incurred in attending Board and committee meetings. Each director, other than Messrs. Gates and Ballmer, is entitled to receive compensation for serving on our Board of Directors and committees of the Board as follows:

•	a total annual retainer of $200,000 per year with $120,000 of the retainer provided in the form of a stock award under the Amended and Restated 1999 Stock Plan for Non-Employee Directors,
•	an annual retainer of $10,000 for chairs of Board committees,
•	an annual retainer of $10,000 for members of the Audit Committee, and
•	reimbursement of reasonable expenses incurred in connection with Board-related activities.

Effective January 1, 2008, the Board changed the timing of payment of the director retainer from annually in advance to quarterly in arrears. Quarterly service periods are measured beginning on the date of the annual shareholders meeting and each three months after that date. At the end of each quarterly period each director is paid 25% of the total annual retainer, provided he or she continues to serve as a director as of the payment date.

Our non-employee directors may elect to defer and convert to equity all or part of their annual cash retainer, and to defer receipt of all or part of their annual equity retainer, under our Deferred Compensation Plan for Non-Employee Directors. Under this Plan amounts deferred by non-employee directors are maintained in bookkeeping accounts that are deemed invested in Microsoft common stock, and dividends paid on our common stock are deemed to be invested in our common stock. Accounts in the Plan are distributed in the form of our common stock, with payments

9 / MSFT	2008 PROXY STATEMENT

either in installments beginning on separation from Board service or in a lump amount paid no later than the fifth anniversary after separation from Board service.

To align the interests of our directors and shareholders, our Board believes that directors should have a significant financial stake in Microsoft. As provided in section 24 of our Corporate Governance Guidelines, each director should own Microsoft shares equal in value to a minimum of three times the base annual retainer payable to a director. Directors should achieve this ownership level by the later of February 28, 2011 or five years after the director has become a board member. Stock deferred under the Deferred Compensation Plan for Non-Employee Directors counts towards the minimum ownership requirement.

Note concerning 2008 Director Compensation Table:    As described above, in fiscal year 2008 we changed the timing of payment of the director retainer. As a result, each non-employee director received two quarterly payments during fiscal year 2008, amounting to 50% of the total annual retainer. The Director Compensation Table below reflects these two payments. In future years the Director Compensation Table will reflect the full year’s retainer. The overall annual compensation amount for non-employee directors did not change from fiscal year 2007 to 2008.

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
William H. Gates III(2)	0	0	0
James I. Cash, Jr.(3)	50,000	60,000	110,000
Dina Dublon(4)	50,000	60,000	110,000
Raymond V. Gilmartin	45,000	60,000	105,000
Reed Hastings(5)	0	100,000	100,000
David F. Marquardt	40,000	60,000	100,000
Charles H. Noski(6)	0	110,000	110,000
Helmut Panke	40,000	60,000	100,000
Jon A. Shirley	45,000	60,000	105,000

(1)

As of June 30, 2008, the non-employee directors had the following aggregate director stock awards outstanding. Stock awards outstanding comprise (1) unvested portions of director stock awards granted in 2004 and 2005 (awards after 2005 vest upon grant), (2) deferred stock awards and cash compensation deferred to stock, and (3) dividend equivalents on deferred stock, which are paid in stock.

James I. Cash, Jr.	12,948
Dina Dublon	12,059
Raymond V. Gilmartin	6,905
Reed Hastings	8,550
David F. Marquardt	2,489
Charles H. Noski	21,664
Helmut Panke	2,489
Jon A. Shirley	2,489

(2)

In fiscal year 2008 Mr. Gates was an employee director, but is included in this table because he was not a named executive officer. Mr. Ballmer, also an employee director, is excluded because we describe his compensation under “Process for Determining Named Executive Officer Compensation” beginning below on page 13.

(3)

Dr. Cash elected to defer the stock award component of his compensation. The stock award value converted into an aggregate of 2,059 shares of our common stock. This number was calculated by dividing $30,000 by $28.34 and $30,000 by $29.99, which was the closing market price of our common stock on February 12, 2008 and May 12, 2008, respectively. Delivery of the shares will occur in equal installments on the first, second, third, fourth and fifth anniversary of separation from Board service.

(4)

Ms. Dublon elected to defer the stock award component of her compensation. The stock award value converted into an aggregate of 2,059 shares of our common stock. This number was calculated by dividing $30,000 by $28.34 and $30,000 by $29.99, which was the closing market price of our common stock on February 12, 2008 and May 12, 2008, respectively. Delivery of the shares will occur thirty days after the date of separation from Board service.

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(5)

Mr. Hastings elected to defer both the cash and stock award components of his compensation. The combined cash and stock award value converted into an aggregate of 3,432 shares of our common stock. This number was calculated by dividing $50,000 by $28.34 and $50,000 by $29.99, which was the closing market price of our common stock on February 12, 2008 and May 12, 2008, respectively. Delivery of the shares will occur thirty days after the date of separation from Board service.

(6)

Mr. Noski elected to defer both the cash and stock award components of his compensation. The combined cash and stock award value converted into an aggregate of 3,775 shares of our common stock. This number was calculated by dividing $55,000 by $28.34 and $55,000 by $29.99, which was the closing market price of our common stock on February 12, 2008 and May 12, 2008, respectively. Delivery of the shares will occur thirty days after the date of separation from Board service.

In addition, to assist directors in developing an in-depth understanding of our business, products, and services, and to facilitate the efficient operation of the Board through the use of computing devices that feature Microsoft software, if requested directors are provided with a personal computer, printer, and associated peripherals for their use while they serve on the Board. Each year, directors also may receive an additional personal computing device and a game or media player device, each with associated peripherals, and Microsoft software and subscription services with an aggregate value of less than $10,000.

Shareholder Communication with Directors

Shareholders may contact an individual director, the lead independent director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, by the following means:

Mail:	Attn: Board of Directors
Microsoft Corporation
One Microsoft Way
Redmond, WA 98052-6399

Email:	AskBoard@microsoft.com

Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We also may refer communications to other departments in Microsoft. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests Microsoft general information.

Concerns about accounting or auditing matters or possible violations of our Standards of Business Conduct should be reported pursuant to the procedures outlined in the Microsoft Standards of Business Conduct, which are available on our Web site at www.microsoft.com/mscorp/legal/buscond.

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INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND MANAGEMENT

The following table sets forth, as of September 5, 2008, information about the beneficial ownership of our common stock by all directors, our Chief Executive Officer, Chief Financial Officer and the three other highest paid executive officers (collectively, the “named executive officers”), and our directors and all executive officers as a group.

Name	Amount and Nature of Beneficial Ownership of Common Shares as of 9/5/2008(1)		Percent of Class
William H. Gates III	793,130,950	(2)(3)	8.76%
Steven A. Ballmer	408,252,990		4.51%
James I. Cash, Jr.	56,399	(4)	*
Dina Dublon	13,925	(5)	*
Raymond V. Gilmartin	61,412	(6)	*
Reed Hastings	187,328	(7)	*
David F. Marquardt	1,554,511	(8)	*
Charles H. Noski	30,821	(9)	*
Helmut Panke	17,880		*
Jon A. Shirley	1,522,284	(10)	*
Christopher P. Liddell	165,657		*
Kevin R. Johnson	1,534,733	(11)	*
Jeffrey S. Raikes	15,363,929	(12)	*
B. Kevin Turner	141,116		*
Executive Officers and Directors as a group (19 persons)	1,235,865,848	(13)	13.61%

*	Less than 1%
(1)

Beneficial ownership represents sole voting and investment power. To our knowledge, Mr. Gates was the only shareholder who beneficially owned more than 5% of the outstanding common shares as of September 5, 2008.

(2)	The business address for Mr. Gates is: Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399.
(3)	Excludes 424,816 shares held by Mr. Gates’ wife, as to which he disclaims beneficial ownership.
(4)	Includes 44,444 options to purchase Company stock exercisable within 60 days of September 5, 2008 (“Vested Options”).
(5)	Includes 11,525 shares representing deferred equity.
(6)	Includes 44,444 Vested Options, and excludes 1,200 shares held by Mr. Gilmartin’s wife, as to which he disclaims beneficial ownership.
(7)	Includes 10,328 shares representing deferred equity.
(8)	Includes 77,777 Vested Options and an aggregate of 1,200 shares held in trusts for three of Mr. Marquardt’s minor children.
(9)	Includes 21,130 shares representing deferred equity.
(10)	Includes 77,777 Vested Options.
(11)	Includes 1,133,334 Vested Options.
(12)	Includes 10,333,332 Vested Options.
(13)	Includes 24,475,196 Vested Options and 42,983 shares representing deferred equity.

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NAMED EXECUTIVE OFFICER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides information about the fiscal year 2008 compensation program for the principal executive officer, the principal financial officer, and the three executive officers (other than the principal executive officer and principal financial officer) who were the most highly compensated executives of Microsoft. During fiscal year 2008, these individuals were:

•	Steven A. Ballmer, Chief Executive Officer,
•	Christopher P. Liddell, Senior Vice President and Chief Financial Officer,
•	Kevin R. Johnson, President, Platforms and Services Division,
•	Jeffrey S. Raikes, President, Microsoft Business Division, and
•	B. Kevin Turner, Chief Operating Officer.

These executive officers are referred to in this Compensation Discussion and Analysis as our named executive officers for fiscal year 2008.

Compensation Philosophy

We designed the compensation program for our named executive officers to attract, motivate, and retain the key executives who drive Microsoft’s success and industry leadership. We achieve these objectives through a compensation package that:

•	provides competitive total compensation consisting primarily of cash and stock,
•	provides a significant portion of total compensation linked to performance that we believe will create shareholder value in the near and long term,
•	differentiates rewards based on the contributions of the named executive officer’s division or group to Microsoft’s performance, and
•	encourages our named executive officers to act as owners with an equity stake in Microsoft.

Process for Determining Named Executive Officer Compensation

The Compensation Committee is responsible for overseeing and approving our executive compensation philosophy and compensation programs, as well as determining and recommending the compensation for our Chief Executive Officer, Mr. Ballmer, to the independent members of the Board of Directors, and determining and approving the compensation for the other named executive officers. At the beginning of each fiscal year, the Compensation Committee reviews and the independent members of the Board approve the performance commitments for Mr. Ballmer. As described in more detail below, the Compensation Committee assesses the performance of Mr. Ballmer and the other named executive officers with respect to the just-completed fiscal year to determine whether any base salary adjustments are warranted, the amount of each named executive officer’s annual cash bonus, and the amount of any restricted stock unit awards.

We compete with global information technology and large market capitalization U.S. companies for senior executive talent. Each year, we review the market competitiveness of our executive compensation program. If the review shows that our executive compensation program is not competitive, we may recommend changes to the Compensation Committee. We may also recommend changes to the compensation program if Microsoft’s business environment or strategic goals warrant a change.

Further, the Compensation Committee periodically reviews the components of our executive compensation program, including any incentive compensation and stock-based compensation plans, to determine whether they are appropriate, properly coordinated, and achieve their intended purposes. From time to time, the Compensation Committee may make modifications or revisions to existing plans and adopt new plans. As described in more detail below, we have adopted a new executive officer incentive plan for fiscal year 2009.

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Assessing Performance and Determining Compensation – Chief Executive Officer

At the beginning of each fiscal year, the Compensation Committee recommends to the independent members of the Board of Directors any adjustment to Mr. Ballmer’s base salary and his proposed annual cash bonus for the previous fiscal year. The Compensation Committee, which meets in executive session to determine its recommendations, does not apply a formula to determine any proposed base salary adjustment and annual cash bonus amount. Instead, the Compensation Committee exercises its judgment in formulating its recommendations, taking into consideration the following factors:

•	Mr. Ballmer’s historical earnings and his status as a significant Microsoft shareholder,
•	the amounts that are being paid or awarded to the other named executive officers, and
•	the evaluation of Mr. Ballmer’s performance for the just-completed fiscal year conducted by the Governance and Nominating Committee.

The evaluation conducted by the Governance and Nominating Committee assesses Mr. Ballmer’s success in achieving his performance commitments for the just-completed fiscal year, which typically include financial, strategic, and company culture/leadership objectives. The independent members of the Board of Directors assist the Governance and Nominating Committee in the evaluation process. Mr. Ballmer provides the independent members of the Board of Directors with a self-evaluation of his performance. The independent members of the Board of Directors conduct in-depth interviews with Mr. Ballmer’s direct reports and other executives to evaluate his performance. In addition, as part of Microsoft’s annual review processes, all employees have the opportunity to provide written feedback and ratings on the performance of their direct and next level managers. This information from Mr. Ballmer’s direct reports and the other executives is compiled and provided to the Governance and Nominating Committee for consideration as part of its evaluation.

Mr. Ballmer for many years has been a significant shareholder of Microsoft. Because his interests are already closely aligned with shareholders’ interests, the Compensation Committee and Mr. Ballmer have agreed that he should not receive equity compensation. Accordingly, he receives just a base salary and an annual cash bonus opportunity of up to 200% of his base salary. As a result, Mr. Ballmer’s base salary and total compensation have been below competitive levels for the information technology industry and large market capitalization U.S. companies. For fiscal year 2007 (the last period for which such information is available), the average base salary and annual bonus compensation for the CEOs of our peer group companies were $1.4 million and $5.2 million, respectively. During this period, the average total compensation for the CEOs of our peer group companies was $14.6 million. In contrast, Mr. Ballmer’s total compensation for fiscal year 2008 was $1.35 million.

As the principal leader of Microsoft, Mr. Ballmer focuses on building the company’s long-term success, and, as a significant shareholder, his personal wealth is tied directly to sustained increases in Microsoft’s value. While the Compensation Committee believes that Mr. Ballmer is underpaid for his role and performance, it has accepted his recommendation to continue with Microsoft’s historical practice for setting his total compensation opportunity.

Assessing Performance and Determining Compensation – Other Named Executive Officers

Target Compensation.     At the beginning of fiscal year 2008, the Compensation Committee approved the target total direct compensation (consisting of base salary, target annual cash bonus opportunity, and target equity awards) for our named executive officers (with the exception of Mr. Ballmer, whose compensation is determined as described above), based on the following factors:

•	the named executive officer’s role and responsibilities,
•	an assessment of compensation practices at our peer group companies for similar positions,
•	internal comparisons of the named executive officer’s total compensation to the total compensation of other executive officers, and
•	the recommendations of its compensation consultant.

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Actual Compensation.    Following the end of fiscal year 2008, the Compensation Committee approved base salary adjustments for our named executive officers, as well as the amount of each officer’s annual cash bonus for the just-completed fiscal year, and the amount of his discretionary restricted stock unit awards (called Performance Pool SPSAs) after considering:

•

an evaluation of the named executive officer’s performance for the just-completed fiscal year, as prepared and conducted by Mr. Ballmer and supported by performance evaluation documents (including a self-evaluation provided by the named executive officer and written feedback and ratings from his peers, direct reports, and other employees within his division or group),

•	Mr. Ballmer’s recommendations, and
•	other information described below on page 18.

As part of the compensation-setting process following fiscal year 2008, the Compensation Committee also reviewed tally sheets prepared by our Human Resources division that set forth each named executive officer’s historical earnings, the value of his outstanding and unvested equity awards, his current holdings of Microsoft common stock, any perquisites and benefits, and, if applicable, any potential severance payments and benefits.

Annual Compensation-Setting Process

The following table outlines the annual process that is used to assess the performance of the named executive officers and determine their compensation, and identifies the individual(s) or committee of the Board of Directors that is responsible for that action. Except as otherwise noted, these actions typically take place in August and September of each year following our fiscal year end.

	For the Chief Executive Officer (“CEO”)	For Other Named Executive Officers

Performance Appraisal conducted by	Governance and Nominating Committee	CEO

Recommendations for Base Salary increases are made by	Compensation Committee	CEO

Base Salary increases are approved by	Independent members of the Board of Directors	Compensation Committee

FY08 Cash Bonus Amounts are recommended by	Compensation Committee	CEO

FY08 Cash Bonus Amounts are approved by	Independent members of the Board of Directors	Compensation Committee

FY08 discretionary SPSA awards from performance pool are recommended by	Not applicable	CEO

FY08 SPSA payments are approved by	Not applicable	Compensation Committee

Timing	Base Salary increases and FY08 Bonus Amounts were approved in September	Base Salary increases, FY08 Bonus Amounts, and FY08 discretionary SPSA awards from performance pool were approved in September

Competitive Positioning

The Compensation Committee targets the total direct compensation (base salary, annual cash bonus opportunity, and equity awards) for our named executive officers (other than Mr. Ballmer) above the median total direct compensation of our peer group companies for similar positions. Even though some of our peer group companies offer sig-

15 / MSFT	2008 PROXY STATEMENT

nificant executive perquisites or other special executive benefits programs, we do not. Accordingly, we do not consider the value of such items in our review of their compensation programs.

Our philosophy is to link a significant portion of each named executive officer’s total direct compensation to performance that we believe will create long-term shareholder value and encourage the named executive officers to act as owners with an equity stake in Microsoft. Consistent with this philosophy, for fiscal year 2008, the total cash compensation for the named executive officers was below the median for total cash compensation of our peer group companies for similar positions. A significant portion of the named executive officers’ total compensation (with the exception of Mr. Ballmer) is delivered through awards of restricted stock units with a value tied to individual, corporate, and division or group performance. The Compensation Committee has targeted an above-median position for the overall value of these equity awards. This position helps ensure our ability to attract and retain the senior executive talent required to achieve our business strategies in the competitive environment of the information technology industry, and reflects the fact we do not offer executive perquisites and benefits that are offered by many of our competitors.

When assessing the competitive position of our executive compensation program, as well as making decisions about individual compensation elements, we provide the Compensation Committee with the results of our review of third-party surveys, as well as publicly available executive compensation data, for two specific groups of peer companies:

Technology peer group.    These are companies operating in the information technology industry that focus on producing software or hardware or providing online services, and that employ work forces with skill sets and professional backgrounds similar to those of our work force.

Dow 30 peer group.    Generally, these are large, diversified companies with significant international operations. As an industry and worldwide business leader, we compete for senior executive talent with top companies across a variety of other industries, not just those in the information technology industry.

Technology Peer Group		Dow 30 Peer Group*

Accenture Adobe Systems Apple Cisco Systems Dell Computer EDS Google Hewlett Packard	IBM Intel Oracle SAP Sun Microsystems Symantec Time Warner	3M Alcoa American Express American International Group AT&T Bank of America Corporation Boeing Caterpillar Chevron Group	Citigroup Coca-Cola DuPont ExxonMobil General Electric General Motors Home Depot JPMorgan Chase Johnson and Johnson McDonald’s	Merck Pfizer Procter & Gamble United Technologies Verizon Wal-Mart Walt Disney

*	Hewlett Packard, IBM, and Intel are members of the Dow 30, but are excluded because they are members of the Technology Peer Group. Microsoft is also a Dow 30 member but is excluded from this review.

Compensation Committee Advisors

During fiscal year 2008, the Compensation Committee retained independent compensation consultants to advise it on Microsoft’s executive compensation program and to assist in determining the appropriate base salary levels, annual cash bonuses, and equity awards for the named executive officers by providing industry competitive analyses and assessing the reasonableness of individual compensation elements and total direct compensation.

From January 1, 2008, the Compensation Committee’s advisor has been Dan Marcus, Managing Principal, Semler Brossy Consulting Group, LLC; before January 1, 2008, the advisor was Mike Halloran, Worldwide Partner, Mercer. Both Messrs. Halloran and Marcus:

•	consulted with and assisted the Compensation Committee in evaluating management’s recommendations for executive compensation,
•	were present at the Compensation Committee’s regular meetings,

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•	met with the Compensation Committee in executive session, where no members of management were present, and
•	consulted from time to time with the Compensation Committee chair outside of its meetings.

Components of Compensation

Through fiscal year 2008, the components of compensation for the named executive officers included base salary, annual cash bonus, equity awards, and certain personal and welfare benefits. As described in more detail below, we have adopted a new executive officer incentive plan for fiscal year 2009.

The following diagram illustrates the total target direct compensation mix for the named executive officers (including Mr. Ballmer, who does not receive any stock-based compensation) for fiscal year 2008 by component (base salary, target annual cash bonus opportunity, and target equity awards).

Base Salary

The base salaries of the named executive officers are reviewed annually by the Compensation Committee to ensure they fairly and competitively compensate these executives for the jobs they perform. In evaluating adjustments to base salaries for fiscal year 2008, the Compensation Committee considered the factors described on page 15 above. In adjusting the base salaries of the named executive officers (other than Mr. Ballmer), the Compensation Committee also considered the recommendations of Mr. Ballmer. The Compensation Committee recommended the adjustment to Mr. Ballmer’s base salary to the independent members of the Board of Directors for their final review and approval.

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Annual Cash Bonus

Annual cash bonuses are awarded to the named executive officers for success in achieving corporate and/or division or group business results measured against individual annual performance commitments and to deliver cash as part of each individual’s overall compensation package that is competitive in the marketplace.

In fiscal year 2008, the annual cash bonus opportunities for the named executive officers were based on a percentage of each individual’s base salary. In September 2007, the Compensation Committee approved increases to the target bonus opportunities for each named executive officer for fiscal year 2008 (from 60% to 100% of base salary or, for Mr. Liddell, from 60% to 75% of base salary). The maximum target bonus opportunity for each named executive officer was set at twice his target bonus opportunity. The Compensation Committee determined that these increases were necessary to maintain the total cash compensation of the named executive officers at levels that were appropriately competitive with our peer group companies in the context of the mix of total compensation provided to the named executive officers.

Each named executive officer established his performance commitments for fiscal year 2008 at the beginning of the fiscal year in consultation with Mr. Ballmer. These performance objectives varied for each named executive officer based on his individual responsibilities and the business function or division or group that he manages, and included one or more quantitative and qualitative financial or strategic measures, including:

•	revenue,
•	contribution measure,
•	innovation,
•	product development and implementation,
•	quality,
•	customer satisfaction,
•	customer acceptance,
•	developer community satisfaction,
•	organizational culture and leadership,
•	strategic planning and development,
•	operations excellence, and
•	efficiency and productivity.

Mr. Ballmer’s individual performance commitments, which included corporate financial and strategic objectives related to Microsoft’s operating plan for fiscal year 2008, as well as qualitative culture and leadership objectives, were established at the beginning of the fiscal year in consultation with the independent members of the Board of Directors and after review by the Compensation Committee. The performance commitments for our other named executive officers included:

•

For Mr. Liddell – improving and streamlining reports and financial processes such as strategy, target setting, and budgeting; delivering on all of the finance function results for Sarbanes-Oxley Act compliance, investment returns, workplace infrastructure, and share buyback programs; and managing and continuously improving investor relations.

•

For Mr. Johnson – the successful integration of the aQuantive acquisition; the financial performance for the Client and the Online Services Business; and driving results on key strategies for digital advertising and online services.

•	For Mr. Raikes – the financial performance for the Microsoft Business Division and the Server and Tools Business; progress on product development; and key product launches.
•	For Mr. Turner – financial performance; growth in emerging markets; driving customer satisfaction; unit volumes; segment and category sales; marketing effectiveness; and increasing productivity.

After the end of fiscal year 2008, the Compensation Committee, in its discretion, approved the bonus amount for each named executive officer (other than Mr. Ballmer) based on recommendations presented to the Committee by Mr. Ballmer. Mr. Ballmer’s recommendations reflected his assessment of each executive’s actual performance as measured against his performance commitments for fiscal year 2008. In evaluating these recommendations and determining each named executive officer’s bonus amount, the Compensation Committee also considered the factors described on page 15.

In the case of Mr. Ballmer, the Compensation Committee recommended his bonus amount to the independent members of the Board of Directors. In making this recommendation, the Compensation Committee considered the

18 / MSFT	2008 PROXY STATEMENT

performance evaluation of Mr. Ballmer conducted by the Governance and Nominating Committee, as described on page 14. The independent members of the Board of Directors considered the Compensation Committee’s recommendation, as well as Mr. Ballmer’s performance evaluation, in determining the amount of his bonus.

In September 2008, the Compensation Committee approved (and, in the case of Mr. Ballmer, recommended to the independent members of the Board of Directors) the following fiscal year 2008 bonus amounts for the named executive officers:

Name	Fiscal Year 2008 Bonus Targets (% of Base Salary)			Fiscal Year 2008 Bonuses (%)	Fiscal Year 2008 Bonuses ($)
	Minimum (%)	Target (%)	Maximum (%)
Steven A. Ballmer	0	100	200	109	700,000
Christopher P. Liddell	0	75	150	78	420,000
Kevin R. Johnson	0	100	200	97	600,000
Jeffrey S. Raikes	0	100	200	97	600,000
B. Kevin Turner	0	100	200	161	1,000,000

Stock-Based Compensation

We consider stock-based compensation to be a key element of our executive compensation program because:

•

equity awards align the interests of the named executive officers with the interests of our shareholders by tying rewards to performance measures and assessments that will contribute to long-term value creation, and

•

retention of the named executive officers is enhanced by having a large percentage of their total compensation derived from equity awards that are subject to multi-year vesting schedules corresponding to our multi-year development and deployment cycles.

Accordingly, a significant portion of the target total direct compensation for the named executive officers (other than Mr. Ballmer) has been delivered under our Shared Performance Stock Awards (“SPSA”) program, a restricted stock unit incentive program rewarding contributions to Microsoft’s long-term performance. The SPSA program has been designed to focus the named executive officers on shared business goals that guide our annual and long-term growth and address specific business challenges by rewarding them with shares of Microsoft common stock based on corporate and individual performance during a specified performance period. Since we began the program in 2003, SPSA awards have represented the single largest component of total compensation for the named executive officers (other than Mr. Ballmer).

The SPSA program consists of two types of restricted stock unit awards: Target Based SPSAs and, for fiscal year 2008, Performance Pool SPSAs. The principal attributes of these awards are as follows:

•

Target Based SPSA. Each award is for a target number of shares of Microsoft common stock. At the time of grant, the Compensation Committee establishes one or more performance objectives for a specified performance period, and determines the performance target levels that will result in an award payout ranging from 0-150% of the target number of shares. At the end of the performance period, the target number of shares is multiplied by the applicable payout percentage to determine the actual number of shares to be awarded. The target number of shares subject to a Target Based SPSA award varies among individuals, and the applicable performance objectives are assigned different weights, based on our business priorities.

•

Performance Pool SPSA. Each award is granted from an award pool, the size of which is based on Microsoft’s financial performance during fiscal year 2008. For each named executive officer, the Compensation Committee determined a target award amount, as well as the maximum potential share of the award pool that he was eligible to receive. After the end of fiscal year 2008, the Compensation Committee, in its discretion, determined each named executive officer’s actual award based on its assessment of his performance during fiscal year 2008.

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Award Vesting Schedules

SPSAs are subject to a multi-year vesting schedule before receipt by the named executive officers. Prior to vesting, the named executive officers do not have the right to vote or receive dividends on stock underlying SPSAs. SPSAs are subject to forfeiture if a named executive officer’s employment terminates before the end of the performance period for any reason other than death, disability, or retirement. For the SPSAs granted in fiscal year 2008, 25% of the shares earned under the awards are to vest in August or September 2009, with 25% vesting on August 31 of each of the next three years.

Fiscal year 2008 Target Based SPSAs

At the beginning of fiscal year 2008, the named executive officers (other than Mr. Ballmer) were granted Target Based SPSAs with performance objectives tied to operational and financial measures selected from the following three categories:

•

Corporate operational performance – measured by the amount of activity generated through Microsoft’s Web sites, and growth in sales of Client (Windows PC operating system) units and Office Suite units relative to growth in the personal computer market.

•

Team financial performance – each named executive officer had different measures of financial performance tied to his function, division, or group, as described on page 21. Financial performance was measured by net revenue and/or contribution margin under Microsoft’s internal accounting policies, which are similar to, but not the same as, net revenue and operating income, respectively, determined under generally accepted accounting principles. Contribution margin measures the contribution to earnings from operations.

•	Team operational performance – each named executive officer had different measures of operational performance tied to his function, division, or group, as described on page 22.

The following table shows the weighting of the performance measures (by category) used to determine the number of shares of Microsoft common stock that each named executive officer was eligible to earn under his fiscal year 2008 Target Based SPSA award.

Name	Corporate Operational Performance	Team Financial Performance	Team Operational Performance
Steven A. Ballmer	N/A	N/A	N/A
Christopher P. Liddell	55%	39%	6%
Kevin R. Johnson	55%	36%	9%
Jeffrey S. Raikes	55%	36%	9%
B. Kevin Turner	55%	45%	N/A

The specific performance measures applied to each named executive officer’s Target Based SPSA award varied according to his role and responsibilities and are described below. The Compensation Committee set the performance target levels for the performance measures underlying the Target Based SPSAs with the intention of either sustaining or improving performance as compared with Microsoft’s actual fiscal 2007 results. Overall, the Compensation Committee believed that the performance required to receive an award payout at the low end of the combined opportunity of all targets was attainable, the performance required to receive an award payout at the midrange of the combined opportunity was challenging but achievable and would exceed actual fiscal year 2007 results, and the performance required to receive an award payout at the top of the range of combined opportunity was very difficult to achieve.

Fiscal year 2008 Performance Pool SPSAs

For fiscal year 2008, the Compensation Committee approved an award pool equal to 0.1% of Microsoft’s fiscal year 2008 operating income for the Performance Pool SPSAs, and set a target and maximum potential share of the award pool for each named executive officer (other than Mr. Ballmer). Following the end of fiscal year 2008, the Compensation Committee considered Mr. Ballmer’s recommendation and, in its discretion, determined the amount of

20 / MSFT	2008 PROXY STATEMENT

the award for each named executive officer, subject to the individual’s applicable maximum portion of the award pool. The number of shares awarded under each named executive officer’s Performance Pool SPSA was determined by dividing (1) his allocated amount of the award pool by (2) the closing market price of shares of Microsoft common stock on August 29, 2008.

The Compensation Committee’s determinations of the named executive officers’ potential compensation from Target Based SPSAs and target and maximum Performance Pool SPSAs for fiscal year 2008 were based on Mr. Ballmer’s recommendations and its consideration of the factors described on page 14.

Fiscal year 2008 Equity Award Outcomes

In August and September 2008, the Compensation Committee determined the award payouts under the fiscal year 2008 Target Based SPSAs and approved the award payouts under the fiscal year 2008 Performance Pool SPSAs, resulting in the award of the following number of shares of Microsoft common stock to the named executive officers.

Name	Actual Target Based SPSA (#)	Range of Possible Target Based SPSAs			Actual Performance Pool SPSAs (#)	Range of Possible Performance Pool SPSAs		Total SPSAs (#)
		Minimum (#)	Target (#)	Maximum (#)		Minimum (#)	Maximum* (#)
Christopher P. Liddell	94,306	0	71,790	107,685	45,805	0	90,660	140,111
Kevin R. Johnson	161,963	0	119,649	179,474	0	0	146,293	161,963
Jeffrey S. Raikes	153,805	0	119,649	179,474	102,602	0	146,293	256,407
B. Kevin Turner	160,439	0	119,649	179,474	95,273	0	146,293	255,712
*	Determined by dividing the fair market value maximum by the closing market price of Microsoft common stock on August 29, 2008.

Target Based SPSAs

The most heavily-weighted performance measure, corporate operational performance, was weighted equally for each named executive officer’s Target Based SPSA award. As noted above, this measure contained two components: the amount of activity generated through Microsoft’s Web sites, and growth in sales of Client (Windows PC operating system) units and Office Suite units relative to growth in the personal computer market. The Compensation Committee determined that, for fiscal year 2008, corporate operational performance results exceeded the 150% maximum performance level.

With respect to the second most heavily-weighted performance measure, team financial performance, each named executive officer had different measures that were tied to his function, division, or group. These measures were based on net revenue and contribution margin, as defined on page 20.

The actual performance for each of these measures is set forth in the table below:

Executive Officer	Team Financial Measures	Growth Required for Target Performance	Actual Growth	Performance Level
Kevin R. Johnson	Client and Online Services Business net revenue and contribution margin	9.48%	9.51%	116%

Jeffrey S. Raikes	Microsoft Business Division net revenue; Server and Tools Business and Microsoft Business Division contribution margin	14.53%	13.27%	91%

B. Kevin Turner	Sales, Marketing, Services Group net revenue and contribution margin	52.50%	54.25%	115%

Christopher P. Liddell	Average of all executive officer team financial measures	22.57%*	22.31%*	104%
*	Growth calculations exclude metrics where baseline performance was not relevant. These components resulted in the above-target performance level for Mr. Liddell.

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With respect to the final performance measure, team operational performance, Mr. Johnson’s performance measure was based on growth in MSN Portal page views. The Compensation Committee determined that, for fiscal year 2008, his team’s results exceeded the full target performance level but did not reach the maximum performance level (150% of target). Mr. Raikes’ team operational performance measure was based on growth in Windows Server license net deployments relative to server hardware unit shipments. The Compensation Committee determined that, for fiscal year 2008, his team’s results exceeded the maximum performance level. Mr. Liddell’s team operational performance measure was based on an average of the team operational performance for our other executive officers. The Compensation Committee determined that, for fiscal year 2008, these average results exceeded the full target performance level but did not reach the maximum performance level.

Performance Pool SPSAs

After taking into consideration Mr. Ballmer’s assessment of each named executive officer’s performance during fiscal year 2008, the factors described on page 15, and the amount of the Target Based SPSA award, the Compensation Committee, in its discretion, elected to set the actual number of shares of Microsoft common stock awarded under the Performance Pool SPSAs to each named executive officer at the levels shown in the table on page 21.

Mr. Liddell’s Performance Pool SPSA award in combination with his Target Based SPSA award resulted in an overall SPSA Award that was slightly above target. Mr. Ballmer’s recommendation with respect to the Performance Pool SPSA award for Mr. Liddell was based on several factors, including strong performance of our investment portfolio and effective expense planning and control, and effective management of acquisitions with 21 transactions completed, including our largest acquisition to date, aQuantive.

Mr. Johnson did not receive a Performance Pool SPSA award. Because he left Microsoft in early September 2008, the Compensation Committee determined not to grant him a Performance Pool SPSA award.

Mr. Raikes’ Performance Pool SPSA award in combination with his Target Based SPSA award resulted in an overall SPSA award that was above target. Mr. Ballmer’s recommendation with respect to the Performance Pool SPSA award for Mr. Raikes was based on several factors, including successful transition of a new Division President into Microsoft to manage the Business Division. Mr. Raikes vested in 25% of his Performance Pool SPSA award on August 31, 2008; the balance was forfeited following his retirement.

Mr. Turner’s Performance Pool SPSA award in combination with his Target Based SPSA award resulted in an overall SPSA award that was above target. Mr. Ballmer’s recommendation with respect to the Performance Pool SPSA award for Mr. Turner was based on several factors, including strong progress in productivity and business excellence goals relating to expense management and revenue per computer processing unit.

Fiscal year 2009 Executive Officer Incentive Plan

The Compensation Committee has approved a new Executive Officer Incentive Plan (“EOIP”) for our executive officers, which is effective for fiscal year 2009. The EOIP replaces the annual cash bonus opportunity and equity award plans that have been used in previous fiscal years. The Board of Directors believes the EOIP will be a more effective incentive program than the current annual cash bonus and equity award plans for our executive officers because it will:

•	allow us to consider performance against a larger number of strategic business imperatives, reflecting Microsoft’s broad and complex business,
•

allow us to reward our executive officers for timely adjustments to changing dynamics in the market for our products and services, including work that cannot be anticipated in advance of the performance period,

•	allow us to incentivize efforts to create shareholder value that may not produce tangible results within a fixed or predictable period of time, and
•	provide for greater opportunity to differentiate rewards among our executive officers.

Like the former equity award program, the EOIP will enable us to continue to deliver a significant portion of compensation to our named executive officers (excluding Mr. Ballmer) through stock, and, in doing so, we believe that (i) the retention of our executive officers will be enhanced by having a large percentage of total compensation derived from EOIP stock awards and by using a multi-year vesting schedule for awards that are earned, and (ii) the plan will better

22 / MSFT	2008 PROXY STATEMENT

align management’s interests with our shareholders’ long-term interests through a broad array of strategic business priorities that we believe will contribute to long-term shareholder value and award value that changes with share price.

The EOIP allows the Compensation Committee to establish award programs for specified performance periods. The amount payable to an EOIP participant is stated as a percentage of an incentive pool for a performance period. The maximum amount that may be paid under the EOIP to any participant for performance periods ending during a fiscal year is limited to $20,000,000.

For fiscal year 2009, the Compensation Committee has determined to grant awards to the executive officers as of July 1, 2009 from an incentive pool with maximum funding of 0.35% of Microsoft’s fiscal year 2009 corporate operating income. Each executive officer’s EOIP award will be limited to a fixed percentage of the pool. The Compensation Committee intends that each executive officer (other than Mr. Ballmer) will receive between zero and 150% of a target award specified by the Committee, subject to the availability of pool funding.

Mr. Ballmer’s participation in the fiscal year 2009 incentive pool will be limited to reflect our past practice of not awarding him equity compensation. Thus his maximum award will be the lesser of 200% of his fiscal year 2009 base salary or the maximum pool percentage assigned to him; his target award is 100% of his fiscal year 2009 base salary; and his award will be payable in cash following the end of fiscal year 2009. Following fiscal year 2009, Mr. Ballmer’s award will be recommended by the Compensation Committee based on his performance appraisal by the Governance and Nominating Committee and other information the Compensation Committee deems relevant. The amount of the award will be determined by the independent members of the Board of Directors.

For executive officers other than Mr. Ballmer, following fiscal year 2009 the Compensation Committee will approve EOIP awards in its discretion based on (1) Mr. Ballmer’s recommendations, which will take into account individual performance against annual commitments and any other information Mr. Ballmer finds relevant, and (2) its assessment of the individual performance, corporate performance, and/or relevant group or division performance against annual operating metrics and any other information it deems relevant. Following approval of these EOIP awards, 20% of the EOIP award will be paid to the executive officer in cash and 80% of the EOIP award will be converted into a stock award for shares of Microsoft common stock. The number of shares subject to the stock award will be determined by dividing the value of the 80% of the EOIP award by the closing price of Microsoft common stock on August 31, 2009. This stock award will vest in four equal annual installments, with the first installment vesting following the Compensation Committee’s approval of the EOIP award. Subsequent installments will vest on August 31 of 2010, 2011, and 2012. The conditions for vesting of the stock awards will be the same as under the SPSA program.

Executive Benefits and Perquisites

Microsoft’s named executive officers are eligible for the same level and offering of benefits made available to other employees, including our 401(k) Plan, employee stock purchase plan, health care plan, life insurance plans, and other welfare benefit programs. In addition to the standard benefits offered to all employees, Microsoft maintains a non-qualified deferred compensation plan for senior managers and executives in which the named executive officers may participate. The plan is unfunded, and participation is voluntary. The non-qualified deferred compensation plan allows participants the opportunity to defer base salary, bonus income, and certain cash payments related to the initiation of employment. Microsoft does not contribute to the non-qualified deferred compensation plan.

Perquisites are provided to our named executive officers only in special situations. During fiscal year 2008, we did not provide any significant perquisites to our named executive officers.

Relocation Assistance

Messrs. Liddell and Turner received assistance with relocation expenses that we customarily offer officer hires, including travel, shipping household goods, and temporary housing. As part of the arrangements negotiated to induce Messrs. Liddell and Turner to accept employment offers and reflecting the specific circumstances of their hiring, they also received assistance with the sale of their prior homes. For more information see Note 1 to the All Other Compensation table below on page 26.

Severance and Change in Control Arrangements

Our named executive officers (other than Mr. Turner) are not entitled to any payments upon termination of employment or following a change of control of Microsoft, except that certain stock awards, including stock awards and

23 / MSFT	2008 PROXY STATEMENT

SPSAs granted on hire or as part of the annual performance review to employees more than one year before termination of employment, will continue vesting when the recipient retires at the earlier of (a) age 65, or (b) age 55 with 15 years of service. All employees who retire from Microsoft in the United States who meet these retirement criteria (not just executive officers) are eligible for the continuation of vesting. Mr. Turner is entitled to vest in 160,000 shares of his 320,000 share on-hire stock award upon retirement at age 60 or older, and in the case of termination of employment by Microsoft for any reason other than for cause, up to 160,000 shares of his 320,000 share on-hire stock award will vest immediately.

Tax/Accounting Treatment of Compensation

Under Section 162(m) of the Internal Revenue Code, we may not be able to deduct compensation in excess of $1 million paid in one year to certain named executive officers. Certain performance based compensation approved by shareholders is not subject to this deduction limit. Generally, in structuring compensation for the named executive officers, we consider whether a form of compensation will be deductible; however, other factors discussed above may be of greater importance than preserving deductibility for a particular form of compensation. Performance Pool SPSAs and Target Based SPSAs based on corporate and team operational measures are expected to qualify as performance based compensation under Section 162(m). In accordance with SFAS No. 123(R), we measure the fair value of SPSAs based on the market price of the underlying common stock as of the date of grant, reduced by the present value of estimated future dividends. These awards are amortized over their applicable vesting period using the straight-line method.

Other Compensation Policies

Executive Compensation Recovery

Accountability is a fundamental value of Microsoft. We have an executive compensation recovery policy that applies to our executive officers and principal accounting officer. Under this policy, we may recover incentive compensation that was paid based on achieving quantitative performance targets if an executive officer or the principal accounting officer engaged in intentional misconduct that resulted in an increase in his or her incentive compensation. Incentive compensation includes compensation related to annual bonuses and SPSAs.

Stock Ownership and Holding Requirements for Company Executives

The Compensation Committee adopted stock ownership and holding requirements that require each executive officer to maintain a minimum equity stake in Microsoft. The requirements formalize the Compensation Committee’s belief that our executive officers should maintain a material personal financial stake in Microsoft to promote a long-term perspective in managing the enterprise, and to align executive and shareholder interests. The requirements provide for stock ownership and holding as follows:

Role	Minimum Ownership	Holding Requirement
Chief Executive Officer and Executive Chairman	10x base pay

Each executive officer must retain 50% of all net shares (post tax) that vest on or after October 1, 2007 until the minimum share ownership requirement is achieved.

If the executive officer is promoted to a position that has a higher ownership requirement, the higher standard will apply and 50% of net vested shares should be retained until the ownership requirement is met.

Division Presidents and Chief Operating Officer	5x base pay
Other Executive Officers	3x base pay

Minimum share ownership levels will be determined annually using the base pay rate as of the end of the fiscal year and the average daily closing share price for the fiscal year. Following the conclusion of each fiscal year, compliance with the requirements will be measured and executive officers will be notified about their ownership require-

24 / MSFT	2008 PROXY STATEMENT

ment, current holdings, and whether they must hold additional shares. In general, we believe the ownership requirements are slightly higher than those of our peer group.

For purposes of determining ownership levels, the following forms of equity interests in Microsoft count towards the stock ownership requirement:

•	shares held in a 401(k) plan,
•	shares held in trust for the economic benefit of the executive officer, spouse, or dependent children of the executive officer, and
•	shares held outright, whether acquired through open market purchase, the vesting of Stock Awards or SPSAs, stock option exercise, or purchase through our employee stock purchase plan.

At the conclusion of fiscal year 2008, all of our named executive officers complied with these ownership requirements.

SUMMARY COMPENSATION TABLE

The following table contains information about compensation received by the named executive officers for the fiscal years ended June 30, 2008 and June 30, 2007. None of the named executive officers received stock options during fiscal years 2008 and 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Steven A. Ballmer Chief Executive Officer; Director	2008	640,833	700,000	N/A	10,001	1,350,834
	2007	620,000	650,000	N/A	9,821	1,279,821

Christopher P. Liddell Senior Vice President; Chief Financial Officer	2008	541,667	420,000	2,515,430	10,185	3,487,282
	2007	520,833	420,000	1,726,575	2,065,854	4,733,262

Kevin R. Johnson President, Platforms & Services Division	2008	620,833	600,000	5,561,367	9,713	6,791,913
	2007	600,000	600,000	4,684,671	1,141,855	7,026,526

Jeffrey S. Raikes President, Microsoft Business Division	2008	620,833	600,000	6,414,572	8,308	7,643,713
	2007	600,000	600,000	4,974,405	8,162	6,182,567

B. Kevin Turner Chief Operating Officer	2008	620,833	1,000,000	8,411,234	9,628	10,041,695
	2007	595,000	715,000	6,870,236	270,514	8,450,750

(1)	The amounts disclosed in the Bonus column were awarded under Microsoft’s Annual Performance Bonus Plan for Executive Officers.
(2)

The amounts in this column are calculated using the same valuation methodology we use for financial reporting purposes in accordance with SFAS No. 123(R). The impact of estimated forfeitures related to service-based vesting is not included in this calculation, in accordance with SEC rules. As a result, these amounts do not reflect the amount of compensation actually received by the named executive officer during the fiscal year. For a description of the assumptions used in calculating the fair value of equity awards under SFAS No. 123(R), see Note 18 of our financial statements in our Form 10-K for the year ended June 30, 2008 and Note 14 of our financial statements in our Form 10-K for the year ended June 30, 2007.

(3)	See the All Other Compensation table below for a breakdown of these amounts, which include:
•	matching Company contributions under our 401(k) plan,
•	the value of cash and benefits and imputed income received under our broad-based flexible benefits program,
•	payments under our option transfer program, and
•	other perquisites including home relocation assistance.

25 / MSFT	2008 PROXY STATEMENT

ALL OTHER COMPENSATION

Name	Year	Relocation Expense ($)(1)	Tax Gross-ups ($)(2)	401(k) Company Match ($)	Imputed Income Received under Broad-based Benefits Program ($)(3)	Other ($)(4)	Total ($)
Steven A. Ballmer	2008 2007	– –	– –	6,900 6,750	3,101 3,071	– –	10,001 9,821

Christopher P. Liddell	2008 2007	71 2,025,757	– 30,379	6,900 6,750	3,214 2,968	– –	10,185 2,065,854

Kevin R. Johnson	2008 2007	– –	– –	6,900 6,750	2,813 2,783	– 1,132,322	9,713 1,141,855

Jeffrey S. Raikes	2008 2007	– –	– –	6,900 6,750	1,408 1,412	– –	8,308 8,162

B. Kevin Turner	2008 2007	– 253,884	– 7,422	6,900 6,750	2,728 2,458	– –	9,628 270,514

(1)

As part of our executive relocation program, in order to allow Messrs. Liddell and Turner to use the equity in their former homes to purchase new homes in the Redmond area after they were hired, we agreed to purchase their former homes at a price equal to the average of three independent appraisals because they were unable to sell the homes within a mutually agreed time. We then resold these homes at our expense. SEC rules require that we include as compensation to Messrs. Liddell and Turner all expenses we incurred in fiscal year 2007 and fiscal year 2008 in connection with the sale of these homes, including any difference between the price at which we purchased the homes based on appraised value and the price at which we sold them.

(2)	Tax reimbursements related to relocation assistance received by Messrs. Liddell and Turner.
(3)

These amounts include imputed income from life insurance, imputed income from disability insurance, imputed income from athletic club membership, and payments in lieu of athletic club membership. These benefits are available to all of our U.S.-based employees.

(4)

Mr. Johnson participated in our stock option transfer program that was completed in December 2003. He transferred 2,404,000 stock options in the program. He received one-third of the total payment for the transferred options in fiscal year 2004, the second one-third installment (plus interest) in fiscal year 2006, and the final one-third installment (plus interest) in fiscal year 2007.

GRANTS OF PLAN-BASED AWARDS

FOR FISCAL YEAR ENDED

JUNE 30, 2008

Name	Grant Date	Estimated Possible Payouts Under Equity Incentive Plan Awards(1)			Grant Date Fair Value of Stock Awards ($)(2)
		Target Based SPSA
		Threshold (#)	Target (#)	Maximum (#)
Steven A. Ballmer	N/A	N/A	N/A	N/A	N/A
Christopher P. Liddell	9/12/2007	0	71,790	107,685	2,008,684
Kevin R. Johnson	9/12/2007	0	119,649	179,474	3,347,779
Jeffrey S. Raikes	9/12/2007	0	119,649	179,474	3,347,779
B. Kevin Turner	9/12/2007	0	119,649	179,474	3,347,779

(1)

All fiscal year 2008 equity grants to named executive officers were made under the 2008 SPSA program. As described in greater detail in the Compensation Discussion and Analysis beginning on page 13, the threshold amount represents the minimum payout under the plan. The target amount reflects a payout at the 100% of target performance level. The maximum amount represents a payout at the 150% of target maximum performance level. The table does not include the Performance Pool SPSAs granted following fiscal year 2008 shown on page 21.

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(2)

We measure the grant date fair value of SPSAs based on the market price as of the date of grant of common stock underlying a target award, reduced by the present value of estimated future dividends because the awards are not entitled to receive dividends prior to vesting. These awards are amortized over their applicable vesting period using the straight-line method.

The following table provides information on exercisable and unexercisable options and unvested stock awards held by the named executive officers on June 30, 2008.

OUTSTANDING EQUITY AWARDS

AT FISCAL YEAR END

JUNE 30, 2008

Name	OPTION AWARDS					STOCK AWARDS
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Steven A. Ballmer	N/A	N/A	N/A	N/A		N/A		N/A

Christopher P. Liddell	0	0	0	0		49,378	(5)	1,358,389
						34,688	(7)	954,267

Kevin R. Johnson	466,667	0	25.1438	2/20/2011	(1)	234,420	(5)	6,448,894
	666,667	0	21.5910	7/31/2012	(2)	43,875	(7)	1,207,001

Jeffrey S. Raikes	4,444,444	0	40.7813	3/6/2010	(1)	291,778	(5)	8,026,813
	2,222,222	0	29.9813	4/24/2010	(2)	99,938	(7)	2,749,294
	2,222,222	0	25.1438	2/20/2011	(3)
	1,444,444	0	21.5910	7/31/2012	(4)

B. Kevin Turner	0	0	0	0		320,000	(8)	8,803,200
						210,080	(5)	5,779,301
						99,938	(7)	2,749,294

(1)	The option was granted ten years prior to the option expiration date. The option vested and became exercisable in equal six-month installments. The option fully vested on February 20, 2006.
(2)	The option was granted ten years prior to the option expiration date. The option vested and becomes exercisable in equal six-month installments. The option fully vested on July 31, 2007.
(3)	The option was granted ten years prior to the option expiration date. The option vested and became exercisable in equal six-month installments. The option fully vested on March 6, 2005.
(4)	The option was granted ten years prior to the option expiration date. The option vested and became exercisable in equal six-month installments. The option fully vested on April 24, 2005.
(5)

A Target Based SPSA was granted to Messrs. Johnson and Raikes on August 29, 2003, for the fiscal 2004-2006 performance period ended June 30, 2006, and to Messrs. Turner and Liddell on their dates of hire of September 8, 2005, and May 9, 2005, respectively. The actual number of 2004-2006 performance period shares was determined by the Compensation Committee after the end of the performance period. The unvested shares vest on August 31, 2008, subject to continuous employment.

(6)	The market value was calculated by multiplying the number of shares shown in the table by $27.51, which was the closing market price on June 30, 2008, the last trading day of our fiscal year.
(7)

A Target Based SPSA was granted on September 13, 2006, for the fiscal year performance period ended June 30, 2007. The actual number of 2007 performance period shares was determined by the Compensation Committee after the end of the performance period. The unvested shares will vest in three equal installments on August 31, 2008, August 31, 2009, and August 31, 2010, subject to continuous employment.

(8)

To replace equity compensation Mr. Turner forfeited upon leaving his previous employer, Mr. Turner received a stock award for 320,000 shares of Microsoft common stock, of which 25% vested on September 1, 2008, 25% will vest on September 1, 2010, and 50% will vest upon retirement from Microsoft at age 60 or older.

27 / MSFT	2008 PROXY STATEMENT

The following table provides information, on an aggregate basis, about stock options that were exercised and stock awards that vested during the fiscal year ended June 30, 2008 for each of the named executive officers.

OPTION EXERCISES AND STOCK VESTED

FOR FISCAL YEAR ENDED

JUNE 30, 2008

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Steven A. Ballmer	N/A	N/A	N/A		N/A

Christopher P. Liddell	0	0	16,667 60,940	(1) (2)	489,843 1,750,806	(1) (2)

Kevin R. Johnson	0	0	3,023 249,045	(3) (4)	87,637 7,155,063	(3) (4)

Jeffrey S. Raikes	0	0	3,556 325,090	(3) (5)	103,088 9,339,836	(3) (5)

B. Kevin Turner	0	0	243,392	(6)	6,992,652	(6)

(1)	The shares vested on May 9, 2008. The value realized was calculated by multiplying the number of shares shown in the table by $29.39, which was the closing market price on May 9, 2008.
(2)

Includes 49,378 shares under a stock award granted on May 9, 2005 and 11,562 shares under a stock award granted on September 13, 2006. The shares vested on August 31, 2007. The value realized was calculated by multiplying the number of shares shown in the table by $28.73, which was the closing market price on August 31, 2007.

(3)	The shares vested on July 31, 2007. The value realized was calculated by multiplying the number of shares shown in the table by $28.99, which was the closing market price on July 31, 2007.
(4)

Includes 234,420 shares under a stock award granted on August 29, 2003 and 14,625 shares under a stock award granted on September 13, 2006. The shares vested on August 31, 2007. The value realized was calculated by multiplying the number of shares shown in the table by $28.73, which was the closing market price on August 31, 2007.

(5)

Includes 291,778 shares under a stock award granted on August 29, 2003 and 33,312 shares under a stock award granted on September 13, 2006. The shares vested on August 31, 2007. The value realized was calculated by multiplying the number of shares shown in the table by $28.73, which was the closing market price on August 31, 2007.

(6)

Includes 210,080 shares under a stock award granted on September 8, 2005 and 33,312 shares under a stock award granted on September 13, 2006. The shares vested on August 31, 2007. The value realized was calculated by multiplying the number of shares shown in the table by $28.73, which was the closing market price on August 31, 2007.

28 / MSFT	2008 PROXY STATEMENT

The following table provides information relating to the Microsoft Corporation Deferred Compensation Plan, which provides for the deferral of compensation on a basis that is not tax-qualified. Microsoft does not make matching contributions under this plan. No named executive officer contributed to the plan or had any withdrawal or distribution in fiscal year 2008.

NONQUALIFIED DEFERRED COMPENSATION

Name	Aggregate Earnings in Fiscal Year 2008 ($)(1)	Aggregate Balance at Fiscal Year 2008 End ($)
Steven A. Ballmer	0	0
Christopher P. Liddell	0	0
Kevin R. Johnson	0	0
Jeffrey S. Raikes	151,245	1,548,251
B. Kevin Turner	0	0

(1)	None of the amounts is included in the Summary Compensation Table because plan earnings were not preferential or above market.

EQUITY COMPENSATION PLAN INFORMATION

(In millions, except per share amounts)
June 30, 2008	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)

Equity compensation plans approved by security holders(4)	553,498,613	$28.12	893,109,241

Equity compensation plans not approved by security holders(5)	0	N/A	0

Total(6)	553,498,613	$28.12	893,109,241

(1)

Includes 153 million shares issuable upon vesting of outstanding stock awards granted under the 2001 Stock Plan and 18 million shares issuable under outstanding SPSAs granted under the 2001 Stock Plan (assuming target performance).

(2)

The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding stock awards or the shares issuable under outstanding SPSAs, which have no exercise price.

(3)	Includes 107 million shares remaining available for issuance as of June 30, 2008 under the 2003 Employee Stock Purchase Plan.
(4)

Under the 2001 Stock Plan no award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval (except in connection with a change in our capitalization), if the effect would be to reduce the exercise price for the share underlying such award.

(5)

The Microsoft Stock Option Plan for Consultants and Advisors authorized the grant of stock options to consultants and advisors to Microsoft. Options were last granted under this plan in fiscal year 2001. No additional options may be granted under this plan and as of June 30, 2008, all stock options previously granted under the Plan had expired.

(6)

Does not include options to purchase an aggregate of 98,962 shares, at a weighted average exercise price of $28.99, granted under a plan assumed in connection with an acquisition transaction. No additional options may be granted under this assumed plan.

29 / MSFT	2008 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Dina Dublon (Chair)

James I. Cash, Jr.

Helmut Panke

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2008, the Compensation Committee consisted of James I. Cash, Jr., Dina Dublon, and Helmut Panke. All members of the Compensation Committee were independent directors, and no member was an employee or former employee. During fiscal year 2008, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are a global software company with extensive operations in the U.S. and many foreign countries. In fiscal year 2008 we purchased approximately $20 billion of goods and services from third parties. We have over 91,000 employees and the authority to purchase goods and services is widely dispersed. Because of these far-reaching activities, we encounter transactions and business arrangements with businesses and other organizations in which one of our directors, executive officers, or nominees for director, or their immediate families, or a greater than 5% owner of our stock, may also be a director, executive officer, or investor, or have some other direct or indirect material interest. We will refer to these relationships generally as related-party transactions.

Related-party transactions have the potential to create actual or perceived conflicts of interest between Microsoft and its directors and executive officers or their immediate family members. The Audit Committee has established a written policy and procedures for review and approval of related-party transactions. If a related party transaction subject to review directly or indirectly involves a member of the Audit Committee (or an immediate family member or domestic partner), the remaining Committee members will conduct the review. In evaluating a related-party transaction involving a director, executive officer, or their immediate family members, the Audit Committee considered, among other factors:

•	goods or services provided by or to the related party,
•	the nature of the transaction and the costs to be incurred by Microsoft or payments to Microsoft,
•	the benefits associated with the transaction and whether comparable or alternative goods or services are available to Microsoft from unrelated parties,
•	the business advantage Microsoft would gain by engaging in the transaction,
•	the significance of the transaction to Microsoft and to the related party, and
•	management’s determination that the transaction is in the best interests of the Company.

To receive Audit Committee approval, related party transactions must have a Microsoft business purpose and be on terms that are fair and reasonable to Microsoft, and as favorable to the Company as would be available from non-related entities in comparable transactions. The Audit Committee also requires that the transaction meets the same Company standards that apply to comparable transactions with unaffiliated entities.

The following are transactions in which Microsoft was or is a party, in which the amount involved exceeded $120,000, and in which a director, director nominee, executive officer, holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

•

As in prior years, the Company has engaged in business transactions with Corbis Corporation, a company that provides digitized images and production services. Mr. Gates is the sole shareholder of Corbis. Microsoft paid

30 / MSFT	2008 PROXY STATEMENT

Corbis approximately $730,000 in fiscal year 2008 as licensing fees for digital images to be used in Microsoft’s products, services, and marketing materials. Those licenses were entered into at arm’s length, and are similar to license agreements Microsoft enters into from time to time with other providers of digital images. The terms of the Corbis transactions are established by Corbis and the business group at Microsoft seeking to use the digital images. We believe the terms are no less favorable to Microsoft than what are offered by Corbis to other large customers. Corbis also uses Microsoft software in its business, and paid approximately $1.17 million in fiscal year 2008 for software license fees under our standard licensing program. Mr. Gates is not involved in negotiating agreements with Corbis or setting price or other terms, either on behalf of Microsoft or Corbis.

•	A brother of Robert J. (Robbie) Bach, an executive officer of the Company, was employed by the company in fiscal year 2008, and received compensation that exceeded $120,000.

Microsoft’s Audit Committee has reviewed and approved these arrangements.

In addition, Mr. Gates has extensive personal holdings in private and public companies where he is not involved in management or daily operations. Microsoft may, from time to time, do business with these companies in the ordinary course. Mr. Gates also owns several business entities that purchase technology consulting services from Microsoft. The business described in this paragraph is conducted at arm’s length on terms that are available to unrelated parties. The business would not be material to Microsoft or Mr. Gates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees prepare these reports for our directors and executive officers who request it on the basis of information obtained from them and from Microsoft’s records. Based on information available to us during fiscal year 2008, we believe that all applicable Section 16(a) filing requirements were met.

REPORT OF THE MICROSOFT CORPORATION

BOARD OF DIRECTORS AUDIT COMMITTEE

The Audit Committee operates under a written charter adopted by the Board of Directors. It is available on our Web site at http://www.microsoft.com/about/companyinformation/corporategovernance/default.mspx. The charter, which was last amended effective July 1, 2008, includes a calendar that outlines the Audit Committee’s duties and responsibilities quarter-by-quarter. The Audit Committee reviews the charter and calendar annually.

The Board annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. In addition, the Board has determined that James I. Cash, Jr., Dina Dublon, and Charles H. Noski are “audit committee financial experts” as defined by Securities and Exchange Commission (“SEC”) rules.

The Board of Directors has the ultimate authority for effective corporate governance, including oversight of the management of Microsoft. The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Microsoft, the audits of Microsoft’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as Microsoft’s independent auditor, and the performance of Microsoft’s internal auditors.

The Committee relies on the expertise and knowledge of management, the internal auditors, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control. Microsoft’s independent auditor, Deloitte & Touche LLP (“Deloitte & Touche”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. For fiscal year 2008, the independent auditor was also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting.

31 / MSFT	2008 PROXY STATEMENT

During fiscal year 2008, the Audit Committee fulfilled its duties and responsibilities generally as outlined in the charter and the accompanying calendar. The Committee had thirteen meetings, four of which were regular quarterly meetings and five of which related to our earnings announcements and periodic SEC filings. Specifically, the Committee, among other actions:

•	reviewed and discussed our quarterly earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC, with management and the independent auditor,
•

reviewed with management, the independent auditor, and the internal auditor management’s assessment of the effectiveness of our internal control over financial reporting and the independent auditor’s opinion about the effectiveness of our internal control over financial reporting,

•	reviewed with the independent auditor, management, and the internal auditor, as appropriate, the audit scopes and plans of both the independent auditor and internal auditor,
•	inquired about significant risks, reviewed our policies for risk assessment and risk management, and assessed the steps management is taking to control these risks, and
•	met in periodic executive sessions with each of the independent auditor, management, and the internal auditor.

The Audit Committee has reviewed and discussed our audited consolidated financial statements and related footnotes for the fiscal year ended June 30, 2008, and the independent auditor’s report on those financial statements, with our management and independent auditor. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. Deloitte & Touche presented the matters required to be discussed with the Audit Committee by Statement on Auditing Standards No. 114, (The Auditor’s Communication With Those Charged With Governance). This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of our accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in our financial statements, including the disclosures relating to critical accounting policies.

The Audit Committee recognizes the importance of maintaining the independence of Microsoft’s independent auditor, both in fact and appearance. Consistent with its charter, the Audit Committee has evaluated Deloitte & Touche’s qualifications, performance, and independence, including that of the lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. The Audit Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its delegate. Our pre-approval policy is more fully described in this Proxy Statement under the caption “Fees Billed by Deloitte & Touche.” The Audit Committee has concluded that provision of the non-audit services described in that section was compatible with maintaining the independence of Deloitte & Touche. In addition, Deloitte & Touche has provided the Audit Committee with the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Audit Committee has engaged in dialogue with Deloitte & Touche about their independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, for filing with the SEC. The Audit Committee also has selected Deloitte & Touche as the independent registered public accounting firm for fiscal year 2009. The Board is recommending that shareholders ratify this selection at the Annual Meeting.

AUDIT COMMITTEE

Charles H. Noski (Chair)

James I. Cash, Jr.

Dina Dublon

32 / MSFT	2008 PROXY STATEMENT

PROPOSAL 2

APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE CRITERIA

UNDER THE EXECUTIVE OFFICER INCENTIVE PLAN

Shareholders are being asked to approve the material terms of the performance goals that may apply to awards under the Executive Officer Incentive Plan. This approval is necessary to preserve Microsoft’s federal income tax deduction for performance-based compensation paid to certain executive officers under Section 162(m) of the Internal Revenue Code.

Background

The Compensation Committee has approved the Executive Officer Incentive Plan for the Company’s executive officers effective for fiscal year 2009, replacing the executive officers’ annual cash bonus and Shared Performance Stock Award (SPSA) programs.

The Executive Officer Incentive Plan represents the single largest component of overall compensation for named executive officers. The Company believes that the new Executive Officer Incentive Plan is a more effective program than the SPSA and annual cash bonus programs for named executive officers because it will:

•	allow the Company to consider performance against a larger number of strategic business imperatives, reflecting the Company’s broad and complex business,
•

allow the Company to reward executive officers for timely adjustments to changing dynamics in the market for products and services, including work that cannot be anticipated in advance of the fiscal year or other fixed performance period,

•	allow the Company to incentivize efforts to create shareholder value that may not produce tangible results within a fixed or predictable period of time, and
•	provide for greater opportunity to differentiate rewards among named executive officers.

Like the former SPSA program, the Executive Officer Incentive Plan will deliver a significant portion of total compensation through stock. We believe this enhances retention by having a large percentage of total compensation derived from stock awards and by using a multi-year vesting schedule for shares awarded. It also aligns management’s interests with shareholders’ long-term interests through a broad array of strategic business priorities that the Company believes will contribute to long-term shareholder value and award value that changes with share price.

Section 162(m) Approval

Section 162(m) of the Internal Revenue Code (the “Code”) imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and certain other named executive officers. The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m). The requirements of Section 162(m) for performance-based compensation include shareholder approval of the material terms of the performance goals under which the compensation is paid. The material terms include (1) the employees eligible to receive compensation upon attainment of a goal, (2) the business criteria on which the goals may be based, and (3) the maximum amount payable to an employee upon attainment of a goal.

Eligible employees.    Awards under the Executive Officer Incentive Plan may be granted to executive officers of the Company.

Business Criteria/Performance Goals.    Under the Executive Officer Incentive Plan, awards generally will be subject to the satisfaction of one or more performance goals. The Compensation Committee will determine performance goals, which will be designed to support the Company’s business strategy and align executives’ interests with customer and shareholder interests. For awards that are intended to qualify as performance-based compensation under Section 162(m), performance goals will be based on one or more of the following business criteria:

•	sales or licensing volume,
•	revenues,
•	customer satisfaction,

33 / MSFT	2008 PROXY STATEMENT

•	expenses,
•	organizational health/productivity,
•	earnings (which includes similar measurements such as net profits, operating profits and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes),
•	margins,
•	cash flow,
•	shareholder return,
•	return on equity,
•	return on assets or return on investments,
•	working capital,
•	shipments or releases,
•	technology advances and innovations,
•	brand or product recognition or acceptance (including market share), and/or
•	stock price.

Achievement of the goals may be measured:

•	individually, alternatively, or in any combination, including through an index;
•	with respect to Microsoft, a subsidiary, division, business unit, product line, product, or any combination of the foregoing;
•	on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods, or to other external measures; and /or
•

including or excluding items that could affect the measurement, such as extraordinary or unusual and nonrecurring gains or losses, litigation or claim judgments or settlements, material changes in tax laws, acquisitions, divestitures, the cumulative effect of accounting changes, asset write-downs, restructuring charges, or the results of discontinued operations or products.

Maximum Amount Payable.    The maximum amount that may be paid under the Executive Officer Incentive Plan to any participant for one or more performance periods ending in a fiscal year is $20,000,000.

The principal provisions of the Executive Officer Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the actual Plan, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the Executive Officer Incentive Plan, for which shareholder approval is being sought for the material terms of the performance criteria under Plan, may be obtained upon written request to: Investor Relations Department, Microsoft Corporation, One Microsoft Way, Redmond, WA 98052.

Description of the Executive Officer Incentive Plan

Administration.    The Compensation Committee of the Board (the “Committee”) administers the Executive Officer Incentive Plan.

Eligibility.    The Committee, in its discretion, will select the executive officers to whom awards will be granted.

Granting of Awards.    Not later than 90 days after the beginning of a performance period (normally a fiscal year) for which the Committee has determined to grant awards, the Committee will determine in writing (1) the participants receiving awards for the performance period, (2) the performance goals for each participant for the performance period, and (3) the amount payable to a participant upon attainment of the applicable performance goals for the performance period.

Performance Goals.    See Business Criteria/Performance Goals above.

Incentive Pool.    Unless otherwise determined by the Committee, the amount payable to a participant upon attainment of the applicable performance goals will be stated as a percentage of an incentive pool. The total of the in-

34 / MSFT	2008 PROXY STATEMENT

centive pool percentages assigned to all participants for a performance period shall not exceed 100%, and the amount of the incentive pool shall be determined under an objective formula or basis.

2009 Fiscal Year Awards.    The Company’s 2009 fiscal year is a performance period for which the incentive pool will be equal to 0.35% of the Company’s operating income for the 2009 fiscal year, as reported in the Company’s financial statements. The Committee will designate participants to receive awards and their maximum incentive pool percentages for this performance period.

Performance Goal Satisfaction.    After the close of a performance period, the Committee will determine whether the performance goals established for that performance period have been met.

Award Amount.    If the Committee determines that the performance goals for a participant have been met for a performance period, the participant will be eligible to receive a payment for that performance period. However, the Committee will have the absolute discretion to reduce the amount of, or eliminate entirely, the payment under an award to a participant. For awards to Mr. Ballmer, this discretion will be exercised by two or more independent members of the Board who are outside directors within the meaning of Section 162(m).

Limitations on Awards.    See Maximum Amount Payable above.

Payment of Awards.    Shortly after approval of an award amount, payment will be made in cash and/or a stock award under the 2001 Stock Plan, as determined by the Committee. Unless otherwise determined by the Committee, a participant shall be eligible to receive payment under an award for a performance period only if the participant is employed by the Company or a Company subsidiary on the last day of the performance period.

Discretionary Awards.    The Committee may grant awards that are not intended to qualify as performance-based compensation under Code section 162(m) and as such will not meet one or more of the rules described above.

Nontransferability.    Awards are not transferable other than by will or the laws of descent and distribution.

Amendment and Termination.    The Committee may amend or terminate the Executive Officer Incentive Plan, or any part thereof, at any time and for any reason. Certain amendments may not be effective without shareholder approval.

Plan Benefits.    Because benefits under the Executive Officer Incentive Plan depend on the Committee’s actions, it is not possible to determine the benefits that will be received by officers under the Executive Officer Incentive Plan. Mr. Ballmer’s award for fiscal year 2009 is limited to a maximum of 200% of his base salary.

Federal Income Tax Consequences

The U.S. federal income tax consequences to the Company and its employees of awards under the Executive Officer Incentive Plan are complex and subject to change. The following discussion is only a brief summary of the applicable federal income tax rules. Recipients of awards should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

Participants will recognize ordinary compensation income when any cash amounts are paid to them under the Executive Officer Incentive Plan. Participants will also recognize ordinary compensation income when shares are delivered to them upon vesting of stock awards issued under the 2001 Stock Plan in settlement of awards under the Executive Officer Incentive Plan. The amount of income recognized in this situation will be based on the fair market value of the shares received. Subject to any limitations under section 162(m) of the Code, the Company generally will be entitled to a deduction equal to the amount of ordinary income that a participant is required to recognize.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve this proposal.

The Board of Directors recommends a vote FOR the proposal.

35 / MSFT	2008 PROXY STATEMENT

PROPOSAL 3

AMENDMENT TO 1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

The Board has adopted amendments to the 1999 Stock Plan for Non-Employee Directors (the “1999 Director Plan”) (1) to be effective until January 1, 2019, and (2) to increase the maximum number of shares of common stock that may be awarded to eligible non-employee directors from 10,000 to 20,000, to provide additional flexibility to use Microsoft common stock as a form of payment.

The principal provisions of the 1999 Director Plan are summarized below. The summary is qualified in its entirety by reference to the actual Plan, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the 1999 Director Plan, for which shareholder approval is being sought for the amendments described above, may be obtained upon written request to: Investor Relations Department, Microsoft Corporation, One Microsoft Way, Redmond, WA 98052.

Description of the 1999 Director Plan

General.    The purpose of the 1999 Director Plan is to attract and retain the services of experienced and knowledgeable non-employee directors for the benefit of Microsoft and its shareholders and to provide additional incentive for those directors to continue to work for the best interests of the Company and its shareholders through continuing ownership of the Company’s common stock.

Administration.    The Board of Directors has authority to grant awards to non-employee directors and is responsible for the general administration and interpretation of the 1999 Director Plan.

Plan Benefits.    Because benefits under the 1999 Director Plan will depend on the Board’s actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by current non-employee directors. In the fiscal year ended June 30, 2008, stock awards for an aggregate of 20,276 shares of the Company’s common stock were granted to non-employee directors. The closing price of Microsoft common stock on September 16, 2008 was $25.99.

Eligibility.    Each director who is not an employee of the Company or any subsidiary of the Company is eligible to participate in the 1999 Director Plan. The Board has the discretion to determine that one or more directors will not be eligible for a specified year or for an indefinite period.

Shares Subject to the 1999 Director Plan.    An aggregate of 3,550,214 shares of Company common stock are available for issuance under the 1999 Director Plan. The plan provides for the grant of both stock options and stock awards, which are referred to collectively in the plan as “awards.”

Limitations.    As amended, awards to eligible non-employee directors are limited to 20,000 shares in a fiscal year.

Each stock award, other than an award granted in lieu of cash compensation, shall vest over a period of not less than three (3) years from the date of grant.

Options.    The exercise price and vesting schedule for all options granted under the 1999 Director Plan will be set by the Board in its discretion. Options granted under the 1999 Director Plan will become fully exercisable if the director ceases to serve on the Board for any reason within one year following any Change in Control of the Company (as defined in the 1999 Director Plan). Options may be exercised only during the term of the option and only while the option holder is a director of the Company, within 180 days after the date the option holder terminates as a director, or within 180 days after the death of the option holder. During the option holder’s lifetime, an option is exercisable only by the option holder. Options are not transferable except upon the death of the option holder, or as the Board of Directors may otherwise permit. At the date of exercise, the option holder may pay the full option price in cash or in shares of common stock previously acquired by the option holder valued at fair market value. Upon exercise of an option, the number of shares subject to the option and the number of shares available under the 1999 Director Plan for future option grants are reduced by the number of shares with respect to which the option is exercised.

36 / MSFT	2008 PROXY STATEMENT

Stock Awards.    Stock awards may be granted either alone, in addition to, or in tandem with other awards granted under the 1999 Director Plan. After the Board of Directors determines that it will offer a stock award, the Company will advise the director in writing or electronically, by means of an award agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of shares that the director will be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the director must accept the offer. Unless the Board of Directors determines otherwise, the award agreement will provide for the forfeiture of the non-vested shares underlying the stock award upon the director ceasing to be a director for any reason, including death. To the extent that the director purchased the shares granted under the stock award and any such shares remain non-vested at the time the director ceases to be a director, the cessation of director status will cause an immediate sale of such non-vested shares to the Company at the original price per share paid by the director. During the awardee’s lifetime, a stock award is not transferable except upon the death of the awardee, or as the Board of Directors otherwise may permit. Stock awards granted under the 1999 Director Plan will become fully vested and nonforfeitable if the director ceases to serve on the Board for any reason within one year following any Change in Control of the Company (as defined in the 1999 Director Plan).

Termination and Amendment.    As amended, the 1999 Director Plan will remain in effect until January 1, 2019. If this proposal is not approved, the 1999 Director Plan will terminate on November 10, 2009. The Board of Directors may at any time terminate the 1999 Director Plan or make any modification or amendment that it deems advisable; provided, however, that shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which awards may be granted under the 1999 Director Plan, (b) modify the class of persons eligible to receive awards, or (c) otherwise require shareholder approval under any applicable law or regulation. In addition, the Board of Directors will not amend the provisions in the 1999 Director Plan regarding the amount, pricing, and timing for grants pursuant to the 1999 Director Plan more than once every six months, other than to comport with changes in the Internal Revenue Code or the rules thereunder. Termination or any modification or amendment of the 1999 Director Plan will not, without the consent of an award holder, affect his or her rights under an award previously granted to him or her; provided that the consent of an awardee is not necessary for a modification or amendment or the award, or the acceleration or deferral of the award’s vesting or exercise, that in the reasonable judgment of the Board confers a benefit on the awardee or is made in connection with the 1999 Director Plan’s provisions for adjustment of shares in the event of changes to the shares underlying the award or the distribution of assets to shareholders other than under a normal cash dividend.

Adjustments to Shares Subject to the Plan.    If any change is made to the Company’s common shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding shares as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and/or the price per share covered by outstanding awards under the Plan, and (iii) the limits on the size of individual awards under the Plan. Such adjustments may also be made in the event of any distribution of assets to shareholders other than a normal cash dividend. In determining adjustments to be made under these provisions, the Board may take into account such factors as it deems appropriate. Any such adjustments to outstanding awards will be effected in a manner that precludes the enlargement of rights and benefits under such awards. In the event of a liquidation or dissolution of the Company, any unexercised awards will terminate immediately prior to the proposed action unless otherwise determined by the Board. In the event of the sale of substantially all assets of the Company or a merger with or into another corporation, each award shall be assumed or an equivalent award shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation or, if not assumed, shall be fully vested.

Federal Income Tax Consequences Relating to the 1999 Director Plan, as Amended

The U.S. federal income tax consequences to the Company and recipients of awards under the 1999 Director Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 1999 Director Plan. Recipients of awards under the 1999 Director Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

As discussed above, several different types of instruments may be issued under the 1999 Director Plan. The tax consequences related to the issuance of each is discussed separately below.

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Nonqualified Stock Options.    Options granted under the 1999 Director Plan are nonqualified stock options. Income recognized by the optionee upon the exercise of nonqualified stock options granted under the 1999 Director Plan will not be subject to income or other employee withholding taxes. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price.

The optionee’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

Stock Awards.    Income realized by the recipient of Company common stock upon the vesting of a stock award granted under the 1999 Director Plan will not be subject to U.S. income or other employee withholding taxes.

In the case of stock awards that take the form of the Company’s unfunded and unsecured promise to issue common stock at a future date, the grant of this type of stock award is not a taxable event to the recipient because it constitutes an unfunded and unsecured promise to issue shares of Company common stock at a future date.

The recipient’s basis for determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested, as applicable. Upon the disposition of any stock received as a stock award under the 1999 Director Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the recipient recognized compensation income with respect to such shares.

For purposes of the 1999 Director Plan, stock will be viewed as non-vested if the director is required to continue to serve as a director for a period of time in order to have the right to sell the stock.

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the proposed amendment.

The Board of Directors recommends a vote FOR the proposal.

PROPOSAL 4

RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte & Touche”) as Microsoft’s independent auditor for fiscal year 2009, and the Board is asking shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise Microsoft’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Deloitte & Touche for ratification by shareholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the ratification of the selection of Deloitte & Touche as Microsoft’s independent auditor for the current fiscal year.

The Board of Directors recommends a vote FOR the proposal.

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FEES BILLED BY DELOITTE & TOUCHE

Fees.    The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of Microsoft’s annual financial statements for the years ended June 30, 2008, and 2007, and fees billed for other services rendered by Deloitte & Touche during those periods.

(In millions)
Year Ended June 30	2008	2007

Audit Fees	$19.8	$17.2
Audit-Related Fees	7.2	5.6
Tax Fees	0.5	0.6
All Other Fees	0.4	0.1

Total	$27.9	$23.5

Audit Fees.    These amounts represent fees of Deloitte & Touche for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. Audit Fees also include advice on accounting matters that arose in connection with or as a result of the audit or the review of periodic consolidated financial statements and statutory audits that non-U.S. jurisdictions require.

Audit-Related Fees.    Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of Microsoft’s consolidated financial statements or internal control over financial reporting. This category may include fees related to the performance of audits and attest services not required by statute or regulations, audits of our employee benefit plans, due diligence related to mergers, acquisitions, and investments, additional revenue and license compliance procedures related to performance of the review or audit of Microsoft’s financial statements, and accounting consultations about the application of generally accepted accounting principles to proposed transactions. Revenue assurance and license compliance includes procedures under contracts that provide for review by an independent accountant, and advice about controls associated with the completeness and accuracy of our software licensing revenue. These services support the evaluation of the effectiveness of internal control over revenue recognition, and enhance the independent auditor’s understanding of licensing programs and controls.

Tax Fees.    These fees consist generally of the two categories of tax compliance and return preparation, and of tax planning and advice. For fiscal year 2008, fees incurred for tax compliance and return preparation were $535,000, and we did not incur any fees for tax planning and advice. For fiscal year 2007, fees incurred for tax compliance and return preparation were $394,000 and fees for tax planning and advice were $165,000. The compliance and return preparation services consisted of the preparation of original and amended tax returns and claims for refunds. Tax planning and advice consisted of support during income tax audit or inquiries.

All Other Fees.    All Other Fees consist principally of services supporting our volume licensing compliance and revenue assurance initiatives, including data analysis and risk assessment.

The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of Deloitte & Touche.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent auditor. Each year, the Audit Committee approves the terms on which the in-

39 / MSFT	2008 PROXY STATEMENT

dependent auditor is engaged for the ensuing fiscal year. At least quarterly, the Committee reviews and, if appropriate, pre-approves services to be performed by the independent auditor, reviews a report summarizing fiscal year-to-date services provided by the independent auditor, and reviews an updated projection of the fiscal year’s estimated fees. The Audit Committee, as permitted by its pre-approval policy, from time to time delegates the approval of certain permitted services or classes of services to a member of the Committee. The Committee then reviews the delegate’s approval decisions each quarter. Microsoft uses a centralized internal system to collect requests from Company personnel for services by the independent auditor to facilitate compliance with this pre-approval policy.

PROPOSAL 5

SHAREHOLDER PROPOSAL NO. 1

William C. Thompson, City of New York Office of the Comptroller, 1 Centre Street, New York, NY 10007, on behalf of the Boards of Trustees of the New York City Pension Funds, has notified the Company that he intends to submit the following proposal at this year’s annual meeting:

Internet Censorship

Whereas, freedom of speech and freedom of the press are fundamental human rights, and free use of the Internet is protected in Article 19 of the Universal Declaration of Human Rights, which guarantees freedom to “receive and impart information and ideas through any media regardless of frontiers,” and

Whereas, the rapid provision of full and uncensored information through the Internet has become a major industry in the United States, and one of its major exports, and

Whereas, political censorship of the Internet degrades the quality of that service and ultimately threatens the integrity and viability of the industry itself, both in the United States and abroad, and

Whereas, some authoritarian foreign governments such as the Governments of Belarus, Burma, China, Cuba, Egypt, Iran, North Korea, Saudi Arabia, Syria, Tunisia, Turkmenistan, Uzbekistan, and Vietnam block, restrict, and monitor the information their citizens attempt to obtain, and

Whereas, technology companies in the United States such as Microsoft, that operate in countries controlled by authoritarian governments have an obligation to comply with the principles of the United Nations Declaration of Human Rights, and

Whereas, technology companies in the United States have failed to develop adequate standards by which they can conduct business with authoritarian governments while protecting human rights to freedom of speech and freedom of expression,

Therefore, be it resolved, that shareholders request that management institute policies to help protect freedom of access to the Internet which would include the following minimum standards:

1.	Data that can identify individual users should not be hosted in Internet restricting countries, where political speech can be treated as a crime by the legal system.
2.	The company will not engage in pro-active censorship.
3.	The company will use all legal means to resist government demands for censorship. The company will only comply with such demands if required to do so through legally binding procedures.
4.	Users will be clearly informed when the company has acceded to legally binding government requests to filter or otherwise censor content that the user is trying to access.
5.	Users should be informed about the company’s data retention practices, and the ways in which their data is shared with third parties.
6.	The company will refrain from supplying government agencies in Internet restricting countries with equipment or training designed to facilitate the censorship of Internet communications.
7.	The company will document all cases where legally-binding censorship requests have been complied with, and that information will be publicly available.

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Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required for approval of the proposal.

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons.

Microsoft shares the proponent’s concerns for basic human rights. We agree that government restrictions on free expression and privacy raise both social and business issues.

In our view the most effective approach toward this subject requires more flexibility than the proposed standards would allow. We believe that availability of our products and services has increased the ability of people worldwide to engage in free expression and has helped transform the economic, cultural, and political landscape of nations throughout the world. In certain markets unfiltered services are blocked by government-operated firewalls. If we did not take steps to ensure the continued availability of our services, there would be less information and opportunity for citizens in those countries, not more. In some cases a limited good is better than no good at all.

We also recognize that the activities of leading companies have an impact on human rights and free expression. Microsoft actively engages in efforts to maximize Internet freedom worldwide. We are part of a group of stakeholders working to produce a set of global principles and operating procedures on freedom of expression and privacy. This process is co-facilitated by Business for Social Responsibility and the Center for Democracy & Technology, and involves collaboration with industry counterparts, human rights groups, academic institutions, and socially responsible investors. This diverse group’s goals include creating a governance, accountability, and implementation framework, and maintaining a forum for sharing ideas.

In 2006, we adopted a policy that addresses government orders to remove access to blogs hosted through Windows Live Spaces. We also recently announced privacy principles that govern data retention by search engines. In addition, we already have adopted policies to ensure that Microsoft and our supply chain observe rules of good business practice, including a Vendor Code of Conduct.

We continually review the overall value of our services in the countries where we provide them, and the conditions created by local government policies and practices. Because the Company continues to take steps we believe are appropriate to address the concerns expressed by the proponent, the Board of Directors recommends a vote against the resolution.

PROPOSAL 6

SHAREHOLDER PROPOSAL NO. 2

John C. Harrington, 1001 2nd Street, Suite 325, Napa, California 94559 has notified the Company that he intends to submit the following proposal at this year’s annual meeting:

RESOLVED: To amend the corporate Bylaws, by inserting the following new Article VII:

Article VII — Board Committee on Human Rights

7.1 There is established a Board Committee on Human Rights, which is created and authorized to review the implications of company policies, above and beyond matters of legal compliance, for the human rights of individuals in the US and worldwide.

7.2 The Board of Directors is authorized in its discretion consistent with these Bylaws, the Articles of Incorporation and applicable law to (1) select the members of the Board Committee on Human Rights, (2) provide said committee with funds for operating expenses, (3) adopt regulations or guidelines to govern said Committee’s operations, (4) empower said Committee to solicit public input and to issue periodic reports to shareholders and the public, at reasonable expense and excluding confidential information, including but not limited to an annual report on the implications of company policies, above and beyond matters of legal compliance, for the human rights of individuals in the US and worldwide, and (5) any other measures within the Board’s discretion consistent with these Bylaws and applicable law.

7.3 Nothing herein shall restrict the power of the Board of Directors to manage the business and affairs of the company. The Board Committee on Human Rights shall not incur any costs to the company except as authorized by the Board of Directors.

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Supporting Statement

The proposed Bylaw would establish a Board Committee on Human Rights which would review and make policy recommendations regarding human rights issues raised by the company’s activities and policies. We believe the proposed Board Committee on Human Rights could be an effective mechanism for addressing the human rights implications of the company’s activities and policies on issues such as these, as they emerge anywhere in the world. In defining “human rights,” proponents suggest that the committee could use the US Bill of Rights and the Universal Declaration of Human Rights as nonbinding benchmarks or reference documents.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required for approval of the proposal.

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons.

Microsoft appreciates the importance of basic human rights. We do not believe, however, that establishing a dedicated board committee is an effective way to work toward these goals. Our Governance and Nominating Committee has as one of its responsibilities reviewing our policies and programs that relate to corporate responsibility, including public issues of significance to the Company and its stakeholders. The Committee together with the Board of Directors already authorizes and directs Company management to address human rights issues. Management does this in ways that are consistent with our social responsibility, business needs, and shareholder interests. This structure allows the Company to engage actively in human rights issues while at the same time balancing other important business interests and managing the inherent complexities associated with operating under the laws of many countries.

We also recognize that the activities of leading companies have an impact on human rights and free expression. Microsoft is actively engaged in efforts to maximize Internet freedom worldwide. We are part of a group of stakeholders working to produce a set of global principles and operating procedures on freedom of expression and privacy. This process is co-facilitated by Business for Social Responsibility and the Center for Democracy & Technology, and involves collaboration with industry counterparts, human rights groups, academic institutions and, socially responsible investors. This diverse group’s goals include creating a governance, accountability, and implementation framework, and maintaining a forum for sharing ideas. Every year Microsoft produces a report on global citizenship that provides much the same information that the proponent suggests the new board committee would provide.

Management consults with the Governance and Nominating Committee and the Board of Directors when necessary to keep the Board informed and receive direction. Given our existing governance framework, the board committee the proponent suggests is unnecessary to ensure a strong Company commitment to human rights considerations. Accordingly, the Board of Directors recommends a vote against the resolution.

PROPOSAL 7

SHAREHOLDER PROPOSAL NO. 3

Mr. Thomas Strobhar, 2121 Upper Bellbrook Road, Xenia, Ohio 45385, has notified the Company that he intends to submit the following proposal at this year’s Annual Meeting:

Whereas, charitable contributions should enhance the image of our company in the eyes of the public.

Whereas, making known the recipients of our company’s charitable gifts to as many people as possible should promote the company’s interests.

Resolved, it is requested that our company list the recipients of corporate charitable contributions of $5,000 or more on the company website.

Supporting Statement

The more people know of our support of philanthropic activity the better it is for our company. For example, if we should decide to give money to the American Cancer Society we might garner good will from the millions of people

42 / MSFT	2008 PROXY STATEMENT

touched by cancer. Similarly, should we decide to give money to Planned Parenthood, the nations largest abortion performing organization, we might be expected to win sympathetic praise from many who support the choice of abortion. Possible contributions to organizations like the Human Rights Campaign, the Gay and Lesbian Alliance Against Defamation or other organizations that focus on the interest of people who choose to define themselves by their interest in homosexual sex, would likely engender positive feelings among potentially millions of people who enjoy engaging in sex with members of their own sex or simply those who support same sex marriage. If we gave money to the Boy Scouts of America we might expect the plaudits of potentially millions of their past members, even though they refuse to allow homosexuals to be scout leaders. Contributions to the American Heart Association or a myriad number of other worthwhile cultural and educations charities could be a source of ongoing public approval. Proper disclosure of charitable contributions would cost us little and should only serve to enhance our corporate image. For these reason and others we urge your support for the above resolution.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required for approval of the proposal.

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

Microsoft provides a wealth of information on our citizenship programs and charitable contributions. As a result, this proposal would not add any meaningful value for shareholders in the context of the extensive information that is already available.

In addition to employee contributions in fiscal year 2008, Microsoft directly donated $122 million in cash and $376 million in software to nonprofits worldwide. Since 1983, Microsoft and its employees have given more than $3.4 billion in cash, services, and software to nonprofits around the world through localized, company-sponsored giving and volunteer campaigns. Our programs have won numerous awards and recognition in the U.S. and worldwide from a variety of organizations, including the Red Cross, the United Way, and the Points of Light Institute.

Our corporate citizenship Web site, www.microsoft.com/about/corporatecitizenship, contains extensive information about our charitable programs including:

•	The Citizenship @ Microsoft annual report
•

The Unlimited Potential campaign, our umbrella for a number of programs aiming to enhance worldwide access to technology. For example, many specific grantees of our Unlimited Potential Community Technology Skills Program are identified.

•	A list of our strategic partners such as Tech Soup who support NGOs by building their information technology capacity, in part through software we donate
•	Employee giving and volunteer programs including company matching of cash and volunteer time contributions
•	Our specific efforts using technology and other resources for relief of natural disasters and other humanitarian crises

We also detail our activities in numerous surveys by third parties such as the Chronicle of Philanthropy, the Committee Encouraging Corporate Philanthropy, and other publications.

As the Citizenship @ Microsoft report details, Microsoft’s priorities in its citizenship efforts are transforming education, enabling jobs and opportunities, encouraging local innovation and industry collaboration, maintaining a safe and secure computing ecosystem, and maintaining high standards of accountability in our business practices. Microsoft’s worldwide citizenship efforts are far more broad and diverse than a simple list of cash donations could convey. Reducing our citizenship practices to a list of donations would distort and oversimplify our efforts, and could in fact be counterproductive by providing opportunities for distraction by groups pursuing narrow agendas.

Because the information requested by the proposal would provide little or no incremental benefit to our shareholders and other stakeholders, the Board of Directors recommends a vote against the resolution.

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PROPOSALS OF SHAREHOLDERS FOR 2009 ANNUAL MEETING

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit their proposals so that they are received at Microsoft’s principal executive offices no later than the close of business on June 1, 2009. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2009 Annual Meeting, a shareholder’s notice of a matter the shareholder wishes to present (other than a matter brought pursuant to SEC Rule 14a-8), or the person or persons the shareholder wishes to nominate as a director, must be delivered to the Corporate Secretary of Microsoft at its principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the 2008 Annual Meeting. As a result, any notice given by a shareholder pursuant to these provisions of our Bylaws (and not pursuant to the SEC Rule 14a-8) must be received no earlier than July 22, 2009, and no later than August 21, 2009, unless our Annual Meeting date occurs more than 30 days before or 60 days after November 19, 2009. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting.

To be in proper form, a shareholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Microsoft will not consider any proposal or nomination that does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2009 Annual Meeting should be addressed to Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SOLICITATION OF PROXIES

The Proxy accompanying this Proxy Statement is solicited by the Board of Directors of Microsoft. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of Microsoft, none of whom will receive any additional compensation for their services. Also, Georgeson Shareholder Communications may solicit proxies at an approximate cost of $12,500 plus reasonable expenses. Such solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. Microsoft will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. Microsoft will pay all proxy solicitation costs.

VOTING PROCEDURES

Tabulation of Votes.    Independent election inspector(s), American Stock Transfer & Trust Company, will tabulate votes cast by proxy or in person at the meeting.

Effect of an Abstention and Broker Non-Votes.    A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals. For the purposes of our majority vote standard for uncontested director elections, the following will not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting as to which a shareholder gives no authority or direction.

Vote Confidentiality.    Microsoft has a confidential voting policy to protect our shareholders’ voting privacy. Under this policy, ballots, proxy forms, and voting instructions returned to brokerage firms, banks and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator, and the Inspector of election have access to the ballots, proxy forms, and voting instructions. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy forms, and voting instructions only if there is a proxy contest, if the shareholder authorizes disclosure, to defend legal claims, or as otherwise required by law.

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AUDITORS

Representatives of Deloitte & Touche, independent auditor for Microsoft for fiscal year 2008 and the current fiscal year, will be present at the Annual Meeting and will be available to respond to appropriate questions.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider shareholder proposals and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

DATED: Redmond, Washington, September 29, 2008.

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MICROSOFT CORPORATION

EXECUTIVE OFFICER INCENTIVE PLAN

(As approved September 18, 2008)

ARTICLE 1

Purpose

The Microsoft Corporation Executive Officer Incentive Plan is intended to provide incentive compensation to executive officers of the Company. Except as provided in Section 4.6, Awards under the Plan are intended to qualify as performance-based compensation under Sections 162(m) and 409A of the Internal Revenue Code. This Plan replaces the Microsoft Corporation Annual Performance Bonus Plan for Executive Officers for all executive officers effective as of July 1, 2008.

ARTICLE 2

Definitions

The terms used in this Plan include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires. The following terms, unless the context requires otherwise, are defined as follows:

2.1	“Award” means the incentive compensation awarded by the Committee under Section 4.1.

2.2

“Business Criteria” means the following: sales or licensing volume, revenues, customer satisfaction, expenses, organizational health/productivity, earnings (which includes similar measurements such as net profits, operating profits and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes), margins, cash flow, shareholder return, return on equity, return on assets or return on investments, working capital, product shipments or releases, technology advances and innovations, brand or product recognition or acceptance (including market share) and/or stock price.

2.3	“Code” means the Internal Revenue Code of 1986, as amended.

2.4	“Committee” means the Compensation Committee of Microsoft Corporation’s Board of Directors.

2.5	“Company” means Microsoft Corporation.

2.6

“Deferred Compensation Plan” means the Microsoft Corporation Deferred Compensation Plan, or a similar or successor plan or other arrangement for the deferral of compensation specified by the Committee.

2.7	“Participant” means an employee described in Article 3 of the Plan.

2.8

“Performance Goals” means the written objective performance goals for Awards under the Plan. To the extent required by Section 162(m), the Performance Goals shall be stated in terms of one or more Business Criteria. Performance Goals may be measured: individually, alternatively or in any combination, including through an index; with respect to the Company, a Company subsidiary, division, business unit, product line, product or any combination of the foregoing; on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods or to other external measures. The Committee may specify any reasonable definition of the measures it uses. Such definitions may provide for reasonable adjustments to the measures and may include or exclude items, including but not limited to: extraordinary or unusual and nonrecurring gains or losses, litigation or claim judgments or settlements, material changes in tax laws, acquisitions or divestitures, the cumulative effect of accounting changes, asset write-downs, restructuring charges, or the results of discontinued operations or products.

2.9	“Performance Period” means the period for which an Award is made. Unless otherwise specified by the Committee, the Performance Period shall be a Company fiscal year.

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2.10	“Plan” means the Microsoft Corporation Executive Officer Incentive Plan, as it may be amended from time to time.

2.11	“Section 162(m)” means Code Section 162(m) and applicable IRS guidance issued thereunder.

ARTICLE 3

Eligibility and Participation

Executive officers of the Company are eligible to receive Awards under the Plan. An executive officer designated by the Committee to receive an Award under Section 4.1 shall be a Participant in the Plan and shall continue to be a Participant until any amounts due under any Awards he may receive have been paid.

ARTICLE 4

Incentive Awards

4.1	Grants of Awards.

(a)

Establishment of Written Terms – Not later than 90 days after the beginning of a Performance Period for which the Committee has determined to grant Awards under the Plan or any other date required or permitted under Section 162(m), the Committee shall determine in writing (a) the Participants receiving Awards for the Performance Period, (b) the Performance Goals for each Participant for the Performance Period, and (c) the amount payable to a Participant upon attainment of the applicable Performance Goals for the Performance Period.

(b)

Incentive Pools – Unless otherwise determined by the Committee, the amount payable to a Participant upon attainment of the applicable Performance Goals for a Performance Period will be stated as a percentage of an incentive pool. As described in Section 4.3 below, the amount of a Participant’s Award may be reduced below the amount determined by multiplying the incentive pool percentage by the incentive pool for the Performance Period. The total of the incentive pool percentages assigned to all Participants for a Performance Period shall not exceed 100%, and the amount of the incentive pool shall be determined under an objective formula or basis.

(c)	Maximum Amount – The maximum amount that may be paid to any Participant based on one or more Performance Periods ending in a fiscal year shall be $20 million.

(d)

New Executive Officers – The Committee may grant an Award to an individual who becomes an executive officer during a Company fiscal year based on performance during the balance of the fiscal year or such other Performance Period as it determines. If the Performance Period for such an Award is less than 12 months, within the first 25% of the Performance Period or any other date required or permitted under Section 162(m), the Committee shall determine in writing (a) Performance Goals for the Performance Period, and (b) the amount payable to the Participant upon attainment of the applicable Performance Goals for the Performance Period. The amount payable to such a Participant upon attainment of the applicable Performance Goals for a Performance Period may be stated as a percentage of an incentive pool.

(e)

2009 Fiscal Year Awards – The Company’s 2009 fiscal year is a Performance Period for which there will be an incentive pool equal to 0.35% of the Company’s operating income for the 2009 fiscal year, as reported in the Company’s financial statements (“Operating Income”). The Committee will designate Participants to receive Awards and their incentive pool percentages for this Performance Period. No payments will be made under an Award described in this paragraph unless the Company’s fiscal year 2009 Operating Income is greater than zero; this positive Operating Income requirement is the Performance Goal for this Performance Period.

4.2

Performance Goal Satisfaction and Certification. Within a reasonable time after the close of a Performance Period, the Committee shall determine whether the Performance Goals established for that Performance Period have been met. If the Performance Goals have been met, the Committee shall so certify in writing to the extent required by Section 162(m).

47 / MSFT	2008 PROXY STATEMENT

4.3

Award Amount. If the Committee has made the written certification under Section 4.2 for a Performance Period, each Participant to whom the certification applies shall be eligible to receive a payment under their Award for that Performance Period. For any Performance Period, however, the Committee (and, with respect to Awards for the chief executive officer, two or more independent members of the Company’s Board of Directors who are outside directors within the meaning of Section 162(m)) shall have the absolute discretion to reduce the amount of, or eliminate entirely, the payment under an Award to one or more of the Participants. Payment of all or part of an Award amount in the form of an equity compensation grant shall be made under, and subject to the terms and conditions of, the Company’s 2001 Stock Plan and the applicable grant documentation.

4.4	Payment of the Award.

(a)

Payment of an Award for a Performance Period ending with a Company’s fiscal year shall be made by the end of the fiscal quarter following the end of the fiscal year. Unless otherwise specified by the Committee, payment of an Award shall be made no later than March 15 of the calendar year following the close of the Performance Period (or if later, by the 15th day of the third month following the end of the Company’s fiscal year containing the last day of the Performance Period).

(b)

As permitted by the Committee, a Participant may, in accordance with section 409A of the Code, voluntarily defer receipt of an Award in the form of cash under the terms of the Deferred Compensation Plan.

(c)

The Company shall have the right to deduct from any Award payable in cash any applicable Federal, state and local income and employment taxes and any other amounts that the Company is required to deduct. Deductions from an Award in the form of an equity compensation award shall be governed by the Company’s 2001 Stock Plan and the applicable grant documentation.

4.5

Eligibility for Payments. Unless otherwise determined by the Committee, a Participant shall be eligible to receive payment under an Award for a Performance Period only if the Participant is employed by the Company or a Company subsidiary on the last day of the Performance Period, and only if the Participant satisfies any other conditions to receipt of the Award specified by the Committee.

4.6

Discretionary Awards. The Committee may grant Awards under the Plan that are not intended to qualify as performance-based compensation under Section 162(m) and as such will not need to meet the requirements of this Article 4. Any such Award shall be designated as an Award that is not intended to so qualify in the Award grant documentation.

ARTICLE 5

Administration

5.1

General Administration. The Plan is to be administered by the Committee. Subject to the terms and conditions of the Plan, the Committee is authorized and empowered in its sole discretion to select Participants and to make Awards in such amounts and upon such terms and conditions as it shall determine.

5.2

Administrative Rules. The Committee shall have full power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to this Plan and to interpret the Plan and rule on any questions respecting any of its provisions, terms and conditions.

5.3

Decisions Binding. All decisions of the Committee concerning this Plan shall be binding on the Company and its subsidiaries and their respective boards of directors, and on all Participants and other persons claiming rights under the Plan.

5.4

Section 162(m) and Shareholder Approval. Other than Awards issued under Section 4.6, Awards under this Plan are intended to satisfy the applicable requirements for the performance-based compensation exception under Section 162(m). It is intended that the Plan be administered, interpreted and construed so that such Awards (“162(m) Awards”) meet such requirements. Payments under 162(m) Awards shall be contingent upon share-

48 / MSFT	2008 PROXY STATEMENT

holder approval of the material terms of the Plan in accordance with Section 162(m). Unless and until such shareholder approval is obtained, no amounts shall be paid under 162(m) Awards.

5.5	Recovery Policy. Amounts paid under the Plan shall be subject to recovery by the Company under its executive compensation recovery policy.

ARTICLE 6

Amendments and Termination

The Plan may be amended or terminated by the Committee at any time. All amendments to this Plan, including an amendment to terminate the Plan, shall be in writing. An amendment shall not be effective without the approval of the shareholders of the Company if such approval is necessary to continue to qualify Awards (other than those issued under Section 4.6) as performance-based compensation under Section 162(m), or otherwise under Internal Revenue Service or SEC regulations, the rules of NASDAQ or any other applicable law or regulations.

ARTICLE 7

Miscellaneous

7.1	Duration of the Plan. The Plan shall remain in effect until all Performance Periods related to Awards made under the Plan have expired and any payments under such Awards have been made.

7.2

Awards Not Assignable. No Award, or any right thereto, shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any attempted assignment or alienation shall be void and of no force or effect.

7.3

Participant Rights. The right of any Participant to receive any Award payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Company. The Plan shall not create, nor be construed in any manner as having created, any right by a Participant to any Award for a Performance Period because of a Participant’s participation in the Plan for any prior Performance Period.

7.4

Employment at Will. Neither this Plan nor any action or communication under this Plan: (1) gives any employee any right with respect to employment or continuation of current employment with the Company or its subsidiaries or to employment that is not terminable at will, or (2) sets any employee’s employment with the Company or its subsidiaries for any minimum or fixed period. Employment by the Company or a Company subsidiary may be terminated by either the employee or the employer at any time, for any reason or no reason, with or without cause, and with or without notice or any kind of pre- or post-termination warning, discipline or procedure. This Section 7.4 applies to employment in the United States.

7.5

Successors. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the Company’s business or assets, shall assume the Company’s liabilities under this Plan and perform any duties and responsibilities in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

7.6	References. All statutory and regulatory references in this Plan include successor provisions.

7.7

Severability. If any provision of the Plan is held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted.

7.8

Applicable Law and Venue. The Plan shall be governed by the laws of the State of Washington. If the Company or any Participant (or beneficiary) initiates litigation related to this Plan, the venue for such action will be in King County, Washington.

49 / MSFT	2008 PROXY STATEMENT

MICROSOFT CORPORATION

1999 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

(amendments to be approved by Shareholders November 19, 2008)

1.	Purpose

The purpose of the Microsoft Corporation 1999 Stock Plan for Non-Employee Directors (the “Plan”) is to attract and retain the services of experienced and knowledgeable independent directors of Microsoft Corporation (the “Corporation”) for the benefit of the Corporation and its stockholders and to provide additional incentive for such directors to continue to work for the best interests of the Corporation and its stockholders through continuing ownership of its common stock.

2.	Shares Subject to the Plan

The total number of shares of common stock of the Corporation (“Shares”) for which Awards (as defined in Section 4) may be granted under the Plan shall not exceed 3,550,214 in the aggregate, subject to adjustment in accordance with Section 12 hereof. Within the foregoing limitation, Shares underlying Awards that have been granted pursuant to the Plan but which Awards have lapsed or otherwise terminated without delivery of Shares shall become available for the grant of additional Awards.

3.	Administration of Plan

The Board of Directors of the Corporation shall administer the Plan. The Board may delegate responsibility for administration of the Plan to a Board committee (the “Committee”) composed solely of two or more directors, each of whom is a “Non-Employee Director” (as that term is defined in Rule 16b-3(b) promulgated by the Securities and Exchange Commission pursuant to its authority under the Securities Exchange Act of 1934 (the “Exchange Act”)). The Board or the Committee, as the case may be, shall have the power to construe the Plan and the terms of the Shares, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable; provided that, no consent of an Awardee is necessary where the modification, amendment, acceleration, or deferral in the reasonable judgment of the Board confers a benefit upon the Awardee, or is made pursuant to an adjustment in accordance with Section 12. References to the “Board” in this Plan shall be deemed to refer to either the Board or the Committee, whichever is appropriate in the context in which the word is used.

4.	Discretionary Award Grants

Pursuant to this Plan, the Board may grant in its discretion an Award (as defined in this Section 4) to any person who is elected a director of the Corporation, and (b) is not an employee of the Corporation or any subsidiary of the Corporation. An “Award” may be either (i) a grant of a stock option (an “Option”) or (ii) a grant of Shares or of a right to receive Shares or their cash equivalent (or both) (a “Stock Award”). No Awards under this Section 4 may be granted to any individual director with respect to more than 20,000 shares for any fiscal year of the Corporation. No director shall have any claim or right to be granted an Award under this Plan. Having received an Award under this Plan shall not give a director any right to receive any other Award under this Plan and the Board may determine that any or all director(s) are not

50 / MSFT	2008 PROXY STATEMENT

eligible to receive an Award under this Plan for an indefinite period or for a specified year or years.

5.	Award Agreement

Each Award granted under the Plan shall be evidenced by an Award agreement (the “Agreement”) duly executed on behalf of the Corporation and by the director to whom such Award is granted, which Agreements may but need not be identical and which shall (a) comply with and be subject to the terms and conditions of the Plan and (b) provide that the director agrees to continue to serve as a director of the Corporation during the term for which he or she was elected. Each Award shall vest over a period of not less than three (3) years from the date of grant, except with respect to Awards that are granted in lieu of cash compensation. Any Agreement may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board. No Award shall be deemed granted within the meaning of the Plan and no purported grant of any Award shall be effective, until such Agreement shall have been duly executed on behalf of the Corporation and the director to whom the Award is to be granted.

6.	Stock Awards

(a) Stock Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Board determines that it will offer a Stock Award, it will advise the director in writing or electronically, by means of an Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the director shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the director must accept the offer. The offer shall be accepted by execution of an Agreement or as otherwise directed by the Board.

(b) Unless the Board determines otherwise, the Agreement shall provide for the forfeiture of the non-vested Shares underlying such Stock Award upon the director ceasing to be a director for any reason, including death. To the extent that the director purchased the Shares granted under such Stock Award and any such Shares remain non-vested at the time the director ceases to be a director, the cessation of director status shall cause an immediate sale of such non-vested Shares to the Company at the original price per Share paid by the director.

7.	Options

(a) The Board shall set the exercise price for an Option granted pursuant to Section 4 of the Plan in its discretion.

(b) Each Option shall expire no more than ten years from the date of the granting thereof, but shall be subject to earlier termination as follows:

(i) In the event of the death of an Option holder, the Option granted to such person may be exercised to the extent exercisable on the date of death, within the earlier of (x) 180 days after the date of death of such person and (y) the date on which the Option expires by its terms, by the estate of such person, or by any person or persons who acquired the right to exercise such Option by will or by the laws of descent and distribution.

51 / MSFT	2008 PROXY STATEMENT

(ii) In the event that an Option holder ceases to be a director of the Corporation, other than by reason of his or her death, an Option granted to such person may be exercised, to the extent exercisable on the date such person ceases to be a director, within the earlier of (x) 180 days after the date such person ceases to be a director and (y) the date on which the Option expires by its terms.

8.	Vesting and Exercise of Awards

(a) The Board shall set the vesting schedule for Awards granted pursuant to Section 4 of the Plan in its discretion.

(b) To the extent that the right to exercise an Option has vested and is in effect, the Option may be exercised from time to time, by giving written notice, signed by the person or persons exercising the Option, to the Corporation, stating the number of whole Shares with respect to which the Option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part in shares of the common stock of the Corporation already owned by the person or persons exercising the Option, valued at fair market value on the date of payment. For purposes hereof, the fair market value of the Shares covered by an Option shall be the closing price of the Shares on the applicable date as reported in the National Market List of the National Association of Securities Dealers Inc. Automated Quotation System or on the principal national securities exchange on which the Shares are then listed for trading.

(c) Upon exercise of the Option, delivery of a certificate for fully paid and non-assessable Shares shall be made at the principal office of the Corporation in the State of Washington to the person or persons exercising the Option as soon as practicable (but in no event more than 30 days) after the date of receipt of the notice of exercise by the Corporation, or at such time, place, and manner as may be agreed upon by the Corporation and the person or persons exercising the Option.

(d) Upon a Stock Award becoming fully vested and nonforfeitable, delivery of a certificate for fully paid and non-assessable Shares shall be made at the principal office of the Corporation in the State of Washington to the person to whom the Stock Award was granted as soon as practicable (but in no event more than 30 days) after the date on which the Stock Award becomes fully vested and nonforfeitable, or at such time, place, and manner as may be agreed upon by the Corporation and the holder of the Stock Award.

(e) Prior to issuance of the Shares in connection with an Award, the director receiving the Award may request the Corporation to withhold and pay on the director’s behalf any federal, state, and local income tax obligations applicable to such Award by having the Corporation withhold Shares having a value equal to the amount requested to be withheld, and any Award under the Plan may permit that such withholding tax be paid by having the Corporation withhold Shares having a value equal to the amount requested to be withheld. The value of the Shares to be withheld shall equal the fair market value of the Shares on the day the Award is exercised or granted, as applicable. The right of a director to dispose of Shares to the Corporation in satisfaction of withholding tax obligations shall be deemed to be approved as part of the initial grant of an Award, unless thereafter rescinded, and shall otherwise be made in compliance with Rule 16b-3 and other applicable regulations.

52 / MSFT	2008 PROXY STATEMENT

9.	Merger, Consolidation, Sale of Assets, etc., Resulting in a Change in Control

(a) In the event of a Change in Control (as hereinafter defined), notwithstanding the vesting provisions contained in the Agreement granting an Option or Stock Award, as applicable, to a director pursuant to this Plan, such Option shall become fully exercisable or Stock Award shall become fully vested and nonforfeitable if, within one year of such Change in Control, such director shall cease for any reason to be a member of the Board. For purposes hereof, a Change in Control of the Corporation shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the common stock of the Corporation would be converted into cash, securities, or other property, other than a merger of the Corporation in which the holders of the common stock of the Corporation immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation; or (ii) the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation; or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than William H. Gates III, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Corporation’s outstanding common stock; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Corporation’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

(b) Any exercise of an Option permitted pursuant to this Section 9 shall be made within 180 days of the related director’s termination as a director of the Corporation.

10.	Awards Not Transferable

An Award granted pursuant to the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the holder of an Award, only by the holder; provided that the Board may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

11.	No Rights as Stockholder Until Holder

Neither the recipient of an Award under the Plan nor his successors in interest shall have any rights as a stockholder of the Corporation with respect to any Shares subject to an Award granted to such person until such person becomes a holder of record of such Shares.

12.	Adjustments Upon Changes in Capitalization or Merger

If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and/or the price per Share covered by

53 / MSFT	2008 PROXY STATEMENT

outstanding Awards under the Plan, and (iii) the limits on size of awards permitted pursuant to Section 4 of the Plan. The Board may also make adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend. In determining adjustments to be made under this Section 12, the Board may take into account such factors as it deems appropriate, including (i) the restrictions of applicable law, (ii) the potential tax consequences of an adjustment, and (iii) the possibility that some Awardees might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments. Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Board shall be final, binding and conclusive. For purposes of this Section 12, conversion of any convertible securities of the Corporation shall not be deemed to have been effected “without receipt of consideration.” Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an Award.

In the event of the proposed dissolution or liquidation of the Corporation, an outstanding Award (i.e., an Option that has not been exercised or a Stock Award that has not become fully vested and nonforfeitable) will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Option holder the right to exercise an Option as to all or any part of the stock covered by such Option, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, each Award shall be assumed or an equivalent Award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume each and every Award or to substitute an equivalent Award, in which case the Board shall, in lieu of such assumption or substitution, provide for the immediate full vesting of any Stock Awards not yet fully vested, or provide for the Option holder to have the right to exercise such Option as to all of the stock covered by such Option, including Shares as to which such Option would not otherwise be exercisable, or both. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Option holder that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

13.	Restrictions on Issue of Shares

Notwithstanding anything in this Plan to the contrary, the Corporation may delay the issuance of Shares covered by any Award and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

(a) the Shares to be issued in connection with the grant or exercise of an Award, as applicable, are at the time of the issue of such Shares by the Corporation effectively registered under applicable federal securities laws now in force or hereafter amended; or

54 / MSFT	2008 PROXY STATEMENT

(b) counsel for the Corporation shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable federal securities laws now in force or hereafter amended.

It is intended that all grants of Stock Awards and exercises of Options shall be effective. Accordingly, the Corporation shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Corporation shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issuance of Shares in connection with the grant or exercise of any Award.

14.	Purchase for Investment

Unless the Shares to be issued in connection with the grant or exercise of an Award granted under the Plan have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Corporation shall be under no obligation to issue any Shares covered by any Award unless the person or persons to whom the Shares are to be issued, in whole or in part, shall give a written representation and undertaking to the Corporation, which is satisfactory in form and scope to counsel to the Corporation and upon which, in the opinion of such counsel, the Corporation may reasonably rely, that he or she is acquiring the shares issued or transferred to him or her for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if Shares are issued or transferred without such registration a legend to this effect may be placed upon the certificates representing the Shares.

15.	Expenses of the Plan

All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation and none of such expenses shall be charged to any director.

16.	Termination and Amendment of Plan

Unless sooner terminated as herein provided, the Plan shall terminate on January 1, 2019. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that stockholder approval will be required for any amendment that will (a) increase the total number of shares as to which Awards may be granted under the Plan, (b) modify the class of persons eligible to receive Awards, or (c) otherwise require stockholder approval under any applicable law or regulation. In addition, the Board shall not amend the provisions in the Plan regarding the amount, pricing, and timing for grants pursuant to this Plan more than once every six months, other than to comport with changes in the Internal Revenue Code, or the rules there under. Except as otherwise provided in Sections 3 and 12, termination or any modification or amendment of the Plan shall not, without the consent of an Award holder, affect his or her rights under an Award previously granted to him or her.

All share numbers in the Plan reflect the 2-for-1 stock split effected February 2003. The number of shares in Section 2 has also been increased to reflect the adjustments related to the special dividend payable December 2, 2004 to shareholders of record on November 17, 2004.

55 / MSFT	2008 PROXY STATEMENT

MICROSOFT CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints WILLIAM H. GATES III and STEVEN A. BALLMER, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington, November 19, 2008 at 8:00 a.m. and at any adjournments thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

Microsoft®

Meydenbauer Center, 11100 NE 6th Street, Bellevue, WA, 98004

November 19, 2008 at 8:00 a.m.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

90033333333333333300000000000 2 111908

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES, “FOR” PROPOSALS 10, 11 AND 12 AND “AGAINST” PROPOSALS 13, 14 AND 15.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

Election of directors : FOR AGAINST ABSTAIN

1. William H. Gates III

2. Steven A. Ballmer

3. James I. Cash Jr.

4. Dina Dublon

5. Raymond V. Gilmartin

6. Reed Hastings

7. David F. Marquardt

8. Charles H. Noski

9. Helmut Panke

FOR AGAINST ABSTAIN

10. To approve material terms of performance criteria under the Executive Officer Incentive Plan.

11. To approve amendments to the 1999 Stock Option Plan for Non-Employee Directors.

12. Ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditor.

13. Shareholder Proposal - Adoption of Policies on Internet Censorship.

14. Shareholder Proposal - Establishment of Board Committee on Human Rights.

15. Shareholder Proposal - Disclosure of Charitable Contributions.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

Microsoft®

Meydenbauer Center, 11100 NE 6th Street, Bellevue, WA, 98004

November 19, 2008 at 8:00 a.m.

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-888-444-0050 in the United States or 1-718-921-8526 from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-888-444-0050 in the United States or 1-718-921-8526 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

90033333333333333300000000000 2 111908

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES, “FOR” PROPOSALS 10, 11 AND 12 AND “AGAINST” PROPOSALS 13, 14 AND 15.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

Election of directors : FOR AGAINST ABSTAIN

1. William H. Gates III

2. Steven A. Ballmer

3. James I. Cash Jr.

4. Dina Dublon

5. Raymond V. Gilmartin

6. Reed Hastings

7. David F. Marquardt

8. Charles H. Noski

9. Helmut Panke

FOR AGAINST ABSTAIN

10. To approve material terms of performance criteria under the Executive Officer Incentive Plan.

11. To approve amendments to the 1999 Stock Option Plan for Non-Employee Directors.

12. Ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditor.

13. Shareholder Proposal - Adoption of Policies on Internet Censorship.

14. Shareholder Proposal - Establishment of Board Committee on Human Rights.

15. Shareholder Proposal - Disclosure of Charitable Contributions.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.